SECURITIES AND EXCHANGE COMMISSION
  SECURITIES AND EXCHANGE COMMISSIONWashington, D.C. 20549


                         Form S-B2/A
          Amended Form SB - 2REGISTRATION STATEMENT
                            Under
                 THE SECURITIES ACT OF 1933


             PARAGON POLARIS STRATAGIES.COM INC.
                 (Exact name of registrant as
                   specified in its charter)


Nevada                            0273                         76-0609444
(State or other jurisdiction of   (Primary Standard Industrial (IRS Employer
incorporation or organization)    Classification Code       Identification No.)
                                  Number)

404 Scott Point Drive, Salt Spring Island, BC V8K 2R2 Canada
     (Address, including zip code, and telephone number,
                    including area code,
        of registrant's principal executive offices)

Agent for Service:                        With a Copy to:
Robert Foo                                Arthur J. Frost
Paragon Polaris Stratagies.com Inc..      Arthur J. Frost Ltd.
404 Scott Point Drive                     7549 West Heatherbrae Drive
Salt Spring Island, BC V8K 2R2 Canada     Phoenix, AZ 85033
(250) 537-5732                            (623) 849-2050
(Name, address, including zip code,
and telephone number,including area code, of agent for service)


          Approximate date of commencement of proposed sale to the public:
          Approximate date of commencement of proposed sale to the public:As soon as practicable after the effective date of this Registration Statement.


          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [x]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities
Act, check the following box and list the Securities Act
Registration Statement number of the earlier effective
Registration Statement for the same offering.  [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration
Statement number of the earlier effective Registration
Statement for the same offering.  [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration
Statement number of the earlier effective Registration
Statement for the same offering.  [ ]

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


               CALCULATION OF REGISTRATION FEE

                          Proposed     Proposed
Title of     Amount       Maximum      Maximum       Amount of
each         To be        Offering     Aggregate     Registration
Class of     Registered   Price        Offering      Fee
Securities                per unit     price
to be
registered

                                       $
Common       1,000,000    $ .20 per    200,000.00    $ 56.00
stock        shares       share

No exchange or over-the-counter market exists for Paragon
Polaris Stratagies.com Inc. common stock. The average price paid for Paragon Polaris Stratagies.com Inc. common stock was $.0004 per share.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.


We will amend and complete the information in this Prospectus. Although we are permitted by US federal securities law to offer these securities using this Prospectus, we may not sell them or accept your offer to buy them until the documentation filed with the SEC relating to these securities has been declared effective by the SEC. This Prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any jurisdiction where that would not be permitted or legal. SUBJECT TO COMPLETION

                         Prospectus
                        June 27, 2000


             PARAGON POLARIS STRATAGIES.COM INC.
                    404 Scott Point Drive
            Salt Spring Island, BC V8K 2R2 Canada

1,000,000 Shares of Common Stock
to be sold by the registrant as issuer.

This is the initial public offering of common stock of Paragon Polaris Stratagies.com Inc. and no public market currently exists for these shares. Paragon Polaris
Stratagies.com Inc. is offering for sale up to one million shares of its common stock on a "self-underwritten" best efforts basis at a price of $0.20 per share for a period of one hundred and eighty days (six months) following the acceptance of the Registration Statement, of which this Prospectus forms a part.

No commissions will be paid for the sale of the 1,000,000 shares offered by Paragon Polaris Stratagies.com Inc. unless a broker/dealer agrees to market them for us. In that case, commissions will be negotiated and a post-effective amendment will be filed with the SEC revealing the terms and
conditions of the commissions and expenses charged.   The
most recent sale of Paragon Polaris common stock was in June 2000 at a price of $0.20 per share.

This investment involves a high degree of risk. See "risk factors" beginning on page 1.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. The SEC has not made any recommendations that you buy or not buy the shares. Any representation to the contrary is a criminal offense.


PART I - SUMMARY INFORMATION AND RISK FACTORS.


Prospectus Summary

Paragon Polaris Stratagies.com Inc. (Paragon Polaris) is a corporation formed under the laws of the State of Nevada whose principal executive offices are located on Salt Spring Island, British Columbia, Canada.

The primary objective of the business is designed to market high-quality, low-cost vitamins, minerals, nutritional supplements, and other health and fitness products to medical professionals, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness professionals, school and other fund raising programs and other similar types of customers via the Internet for sale to their clients.

Name, Address, and Telephone Number of Registrant

   Paragon Polaris Stratagies.com Inc.
   404 Scott Point Drive
   Salt Spring Island, BC V8K 2R2, CANADA
   (250) 537-5732


The Offering

  -    Price per share offered                           $0.20

  -    Common Stock offered by the company               1,000,000
     shares

  -    Common stock to be outstanding after the offering
     3,500,000 shares
     (assuming all shares are sold)

  - use of proceeds - to fund marketing and setting up of dealers to handle line of vitamins and mineral supplements.


Risk Factors

An investment in the shares of Paragon Polaris involves a high degree of risk. You should carefully read all of the following Risk Factors as well as the rest of this Registration Statement. Management of Paragon Polaris believes that the following Risk Factors describe all of the material risks of which it is aware.


Risk factors affecting operating results

We have had losses since inception and expect such losses to continue for the foreseeable future.

Paragon Polaris has never had any revenues. Costs are incurred to set up the business plan and to get into business. While the licensor, Vitamineralherb.com ('Vita") has set up the master web page and organized the processing of purchases, we must provide our own accounting systems and sales planning including finding and hiring good, reliable sales people. These efforts will use our cash reserves. We will not have any substantial cash reserves until this Offering is complete. If this Offering is not completed, we will not be able to get into business. This could have a serious affect on the price of our stock.

Once we get into business and sales begin, we still expect to lose money for a considerable period. We will record losses until our profits from sales exceed our expenses. If we do not accomplish this, any and all funds that we have in reserve will be used up. You should consider these facts carefully before you invest.

We do not expect to have any revenues from sales of health products until some indefinite time in the future.

A great many things must happen before we receive any revenues, at all. They are:

     - this Registration Statement and Prospectus must be accepted by the Securities and Exchange Commission;

     - this Offering must be successfully completed and the funds received;

     -    competent administrative people must be hired;

     -    a minimum of two experienced sales people must be obtained.

After the proper people are hired, it will still take time to acquaint them with the business plan, the product and the territory. We cannot expect to generate any kind of sales activity or revenues until all of the above items have come to pass. This time lag will have a negative affect on the price of the stock, if a market ever develops.

Costs of getting new customers for our health products and keeping them are unknown.

Paragon Polaris does not have any experience as to the costs of setting up a new customer and keeping that customer. We do not know for sure how acceptable our business is to potential clients. If repeated calls are made to obtain the first order and further orders, frequent service calls are necessary to keep that customer happy. The costs involved could well be greater
than the gross profit on any sale made to that customer.   If
this should to be the case, we would lose money on each customer and the whole business plan would prove to be unworkable.

Our business is sensitive to changes in the prices of Vita and its competitors.

We have no control over the prices we pay for the products we sell. Vitamineralherb.com Corp. sets the wholesale and the retail price of all the products they supply. Vita, in turn, is subject to pricing pressures put on by their competition. If, for any reason, Vita's competitors decide to lower their prices, even below their costs, Vita and Paragon Polaris would be forced to follow. The result? We would lose money until the situation changed. This should be considered by all prospective investors.

Paragon Polaris will compete with other Internet retailers and may not achieve the customer base necessary to become or remain profitable

Our future revenues and profits, if any, depend upon the widespread acceptance and use of the Internet as an effective medium of business by target consumers. Consumers may not choose to do business over the Internet in sufficient number to establish the customer base necessary to obtain revenues and achieve profitable operations. Even if use of the Internet and electronic commerce continues to increase, the online vitamins market may not develop. Paragon Polaris may therefore be unable to successfully market and sell its product, in which case it would not become profitable.

Failure of the licensor to supply one or more services will hamper our ability to do business.

As part of its license, Paragon Polaris's licensor has agreed to provide and maintain;

     (1)  a website through which orders are placed and

     (2) a payment system for receipt of payments from customers and disbursement of funds to Paragon Polaris and its supplier.

If the licensor fails to provide these services, Paragon Polaris may be unable to conduct its business. If we are unable to conduct business, we may lose customers and revenues. The future success of Paragon Polaris will depend, in part, on the licensor's use of leading technologies to provide seamless access to and services through its website. Computer viruses or problems caused by third parties could lead to interruptions, delays or cessation in service to Paragon Polaris If the licensor does not maintain an up-to-date effective website our online sales may not be effective.

We are dependent on a variety of service providers that may or may not deliver adequate service.

Paragon Polaris is dependent on other service providers with the exception of direct sales to customers. We will have no control over the business practices and equipment of these providers. We are forced to rely on their word that their systems are protected against damage from fire, earthquakes, power loss, system failures or similar events. In addition, failure of telecommunications systems, for any reason, could cause interruptions in the services we offer.

Paragon Polaris will base expenses on what we think sales will be in the future.

We have no basis for making predictions as to what sales volume we can achieve and how long it will take. Like any new, untried and unproven business, management will try to estimate sales volume and on that estimate will budget for expenses. If they are wrong estimates or guesses, it is probable that expenses could be much higher and sales much lower, or both. If this proves to be the case, it is bound to result in losses. This set of events could have a very negative affect on your investment in this company.

We may experience a large turnover in personnel before getting reliable employees.

Hiring reliable and competent staff is always a problem, even for established companies. For a company like Paragon Polaris Inc. which is entering entirely new and unproven business areas, it is even more of a problem. It is especially difficult to prejudge the degree of success of sales people. This is likely to result in the hiring and training of new employees continuously, large expenses with little or no sales. Again, a negative affect on the possible profitability and on the value of the stock.

We may be unable to adjust to changes in consumer preferences.

Consumers of vitamin, mineral and herbal supplements have changing requirements which we will have to adjust to. Not only are they looking for new and different products but they are looking for new and better ways to take standard products. In order to be successful, we will need to react to these changes quickly. We are completely dependent upon Vita to respond to these changes in the market. We cannot be sure that Vita has the ability to respond quickly to adjust their products to the changing tastes. Failure to do so could mean that our sales could lag, our profits, if any, could go down and stock prices be forced down.

We do not have the ability to react to technology changes of the Internet.

Internet access and E-commerce are affected by rapidly changing technology, new industry standards, changes in customer needs and frequent introduction of new services. Part of our success or failure will depend on being able to effectively use leading technologies; to continue to handle new technical developments and to keep our existing services up to date and develop new services to meet changing customer needs quickly and at the same time keep our costs in line.

We are totally dependent on Vita to react quickly to these changes. They are completely in charge of the Internet aspect of our business. They may feel that they do not have to change and that could have a negative affect on our business or if they are willing to change, their decision to do so could take a long time and again, the results would seriously affect the success or failure of our business. You would be wise to consider these facts when thinking about investing.

Growth strategy and potential acquisitions.

You cannot be sure that Paragon Polaris will be successful in implementing its growth strategy. Failure could result in serious losses and if severe enough could result in the failure of our business.

Sales development will depend on our retail distributors accepting our business concept and their efforts in selling our products to the consumer. The growth rate of sales will depend on the quality of our sales people.

Another part of our growth strategy; the strategic acquisition of similar businesses, involves certain risks, including, among others:

     -    the difficulty in assimilating operations and personnel;

     - the potential disruption of ongoing business at the time of acquisition;

     - the possible inability of management to take advantage of the combined operations; after acquisition;

     - the risks of entering markets in which we have little or no prior experience;

     - and potential bad effects to relationships with employees and customers as a result of changes in management.

In addition, any such transaction could have a negative affect on our operating results due to dilution. This dilution of present stockholder value could come from the issuance of common stock, increasing the debt and the costs of goodwill and other intangible assets, if any.

Competition.

The market for Internet access to individuals is extremely competitive. Almost anyone can start an Internet business. Most startups are doomed to failure. We believe that the main things that determine success in this market are a reputation for reliability and service, effective customer support, pricing, creative marketing, easy-to-use software and geographic coverage. We think we have all of those things but until the business is operating you cannot rely on our being successful. This fact needs to be considered before you invest.

Other important factors include the timing of new products and the economy. We do not know that Paragon Polaris will be able to compete successfully against current or future competitors. We also do not know if that competition will not have a bad effect on our business, financial condition and possibility of profit. Competitors could include many larger companies that may have much greater market presence and financial, technical, marketing and other resources than Paragon Polaris

Paragon Polaris will soon need full-time management and added personnel which may be difficult to find.

The future success of Paragon Polaris depends upon the efforts of Robert Foo and Samuel Lau its current officers and directors. They now serve on an "as needed" basis. Upon the completion of part or all of this offering, one or more of the officers will be needed full-time. We cannot be sure that any of the officers and directors will act in a full-time capacity.

We have no employment contracts with either officer or director. Both have other business interests and occupations and we cannot be sure that one or all would be available on a full-time basis. If these key people are not available when they are needed it could delay getting into business and cause a severe drain on our available cash. You should be aware that this would affect the price of the common stock, if and when a market is established for the shares.

Other senior management and technical, marketing and sales personnel will be needed. Our success also depends on our ability to attract and keep this highly qualified management, technical, marketing and sales personnel. If we cannot attract qualified personnel it would affect the business, financial condition and profits, if any.


Security Risks

The Vitamineralherb.com. Internet website may be vulnerable to computer viruses. Other problems could be caused by customers, connected Internet sites, the interconnecting networks and the various telephone networks. Computer viruses or problems caused by third parties could lead to interruptions, delays or halting of service to Paragon Polaris, our dealers and customers.

It is our intention and the intention of Vita to install and maintain security measures to prevent any of the problems mentioned above but you should realize that such measures have been circumvented in the past. Neither you nor we can be sure that measures taken by both companies will not be circumvented in the future.

The future market for our health products New and Uncertain
Market New and Uncertain Market is unsure.

Internet - accessible vitamin, health, and nutritional products and related services is a fairly new market. The success of Paragon Polaris will depend upon the continuing development and expansion of the Internet. We also are counting on the desire on the part of the public for Internet goods and services. If growing demand for Internet goods and services fails to continue or growth slows or becomes saturated with competitors, our volume of business, operating results and financial condition may be badly affected. If, on the other hand, the Internet continues to experience rapid growth in number of users and level of use, we cannot be sure that the Internet will be able to handle such growth.

You should be aware of potential product and sales practices liability.

Paragon Polaris has no control over its customers' use of health and vitamin supplements after the sale. In addition, we have little control over the online practices and the information passed through or stored on our systems by its customers or members.

The law relating to the liability of Internet access providers and online service companies for incorrect use of the Internet and information carried on or spread through their networks is unsettled. Although we do not plan to actively monitor the content of our customers' Internet transmissions, someone may claim that we had knowledge of such content. It is possible that, if Paragon Polaris were to be prosecuted that any defenses to liability would not be applicable.

We may be subject to future government regulations on the sale of our products.

Internet-related regulatory policies are continuing to develop, and it is possible that Paragon Polaris could be exposed to new regulations in the future. Due to the increasing popularity and use of the Internet, it is possible that additional federal, state or other laws and regulations may be adopted. These could cover issues such as content, privacy, encryption standards, consumer protection, electronic commerce, taxation, copyright infringement and other issues.

We will definitely need additional capital.

Paragon Polaris does not have sufficient capital to properly get into business, to respond to new technical developments or competition or to take advantage of unexpected opportunities. Such items as special marketing programs, the development of new services or opportunities to acquire complimentary businesses require capital. Our success, if any, of establishing the business, creation of sales and follow-up service depends upon new capital through this Offering.

No other source of capital has been approached and if this Offering is not at least partially successful, we do not have other sources. If other sources are available we have no idea whether capital can be obtained on terms and conditions that are acceptable. Further, any such financing may be upon terms that result in dilution or considerable lessening of value of the shares currently held by Paragon Polaris shareholders.

Risks Related to the Securities Market

Paragon Polaris common stock has no prior market, and prices may decline after the effectiveness of this Prospectus and subsequent resale of shares by selling shareholders.

There is no public market for the common stock of Paragon Polaris and you should not rely on the possibility that a market will develop or that any shareholder will be able to sell his shares without considerable delay, if at all.

If there is a market, the price you may receive for the common stock may be lower than the purchase price. If a market should develop, the price may be highly volatile. In addition, an active public market may not develop or be sustained. If Paragon Polaris and selling stockholders sell substantial amounts of common stock through this Offering or in a public market should one develop, the market price of its common stock could fall.
Any or all of these factors will have an affect on the price you would receive if you decided to sell all or part of your stock, should you decide to invest.

Many brokerage firms may not be willing to handle transactions in our securities. Even if a buyer finds a broker willing to buy or sell the stock of Paragon Polaris, the combination of brokerage commissions, state transfer taxes, if any, and other selling costs may be larger than the selling price.

Many lending institutions will not permit the use of such securities as collateral for loans. Thus, you may be unable to sell or recover your investment in Paragon Polaris stock.

The securities of Paragon Polaris, when and if they become available for trading, will be subject to the Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers that sell such securities to other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms:
     a)   institutions with assets exceeding $5,000,000

     b) individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, combined with a spouse's income, exceeds
          $300,000).

For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of purchasers of Paragon Polaris securities to buy or sell in any market that may develop.

Investors may face significant restrictions on the resale of Paragon Polaris stock due to state and federal laws and regulations.

Because the securities of Paragon Polaris have not been registered for resale under the blue sky laws of any state, the holders of such shares and those persons desiring to purchase them in any trading market that may develop in the future should be aware that there may be significant state blue sky law restrictions on the ability of investors to sell and on purchasers to buy its securities. Accordingly, investors should consider the secondary market for Paragon Polaris securities to be a limited one. You may be unable to sell your stock without the significant expense of state registration or qualification.

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks". Because our securities may constitute a penny stock within the meaning of the rules, the rules would apply to Paragon Polaris and its securities. The rules may further affect your ability to sell your shares in any market that may develop.

Shareholders should be aware that, according to the Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.

Summary of risks relating to penny stocks.

  1)   Paragon Polaris stock is a penny stock.
  2)   Some states will not allow you to sell to their citizens.
  3) Some broker/dealers will not handle transactions in penny stocks.
  4)   SEC rules make selling your stock a cumbersome procedure.
  5) Penny stock markets can be very volatile with large swings up or down.

Management of Paragon Polaris believes it has described above all material risks known to it at this time.


Use of Proceeds

Legal Fees                                   $20,000.00
Accounting                                   10,000.00
Electronic filing and printing               5,000.00
Start up costs (office equipment, telephone
system, computers and software)              70,000.00
Working Capital                              95,000.00*

Total                                        200,000.00

* Assumes offering is fully subscribed to. Working capital figure will be adjusted downward in the event all or any part of the offering is sold through a Broker/Dealer or total offering is not subscribed to.

We have estimated that we will have approximately $95,000 working capital if this offering is fully subscribed to. This money will be used for hiring sales people, office staff and paying the expenses of getting the business started. This money may or may not be enough to run the business until sales revenues can take over. If it is not enough we will be forced to look for more funding. No arrangements have been made for this funding.


Determination of Offering Price

The offering price of this issue was set in a purely arbitrary manner. We determined the amount of money needed to start the business; added a contingency amount; allowed for printing, legal and accounting costs and possible commissions if a Broker/Dealer should become involved with the sale to the public of this issue. We also took into account the resultant number of shares in the "float", i.e. the number of shares available to be traded. The final consideration was the perceived market capitalization (the theoretical total worth of the shares of Paragon Polaris if they were all sold at a specific price at the same time).


Dilution

Paragon Polaris, prior to this offering has 2,500,000 shares of
stock issued and outstanding.   The following table will show the
net tangible value of the shares before and after shares are subscribed to in this offering.

                                   Before     After 50%     After 100%
                                   Offering   of offering   of offering



- Net tangible book value         .0011       .0342         .0579

- Increase in net 		               NA         .0331         .0568
  tangible book value

- Dilution factor                  NA    .1658 (82.90%)   .1621 (81.10%)




The above table indicates that the net tangible book value of Paragon Polaris before the offering is slightly more than 1/10 of one cent. If half of this offering is subscribed to, you would lose 16.58 cents value of the 20 cents you paid or 82.90 %. If all of the offering were completed you would still lose 16.21 cents of the 20 cents you invested or 81.10%.

The price paid by officers, directors and affiliates was $.001 or one mill per share. Compare this price with the $.20 you will pay. These are facts that should be carefully considered.


Determination of offering price

If you are thinking about investing, you should be aware that the price of the shares of Paragon Polaris might not bear any direct relationship to net tangible book value per share. The price received by selling stockholders and paid by purchasing investors will be determined by supply and demand. If the demand for the common stock exceeds the available supply, the price will tend to go up; if the supply exceeds the demand, the price will tend to
go down.   In both of the above cases the change in price may
have no relation to the book value of Paragon Polaris whether it is profitable or not.


Selling security holders

There are no selling shareholders.


Plan of Distribution

This is a self - underwritten Offering. This Prospectus is part of a Registration Statement that permits the Officers and Directors of Paragon Polaris to sell directly to the public, with no commission or other remuneration payable. At the discretion of our Board of Directors, an underwriting contract may be entered into with one or more Broker/Dealers on a "best efforts" or firm basis. In this case, commissions and expenses within the guidelines of the NASD would be negotiated. We will be required to halt sales and file a post-effective amendment to this Prospectus outlining the payment to the broker/dealer(s).




Legal Proceedings.

We are not aware of any legal proceedings that have been or are currently being undertaken for or against Paragon Polaris nor is any contemplated


Directors, executive officers, promoters and control persons.

The directors and executive officers currently serving Paragon
Polaris are as follows:

Name                     Age            Positions Held and Tenure
Robert Foo               49             President and Director since
                                        December, 1999

Samuel Lau               32             Secretary/Treasurer and
                                        Director since December,
                                        1999

The directors named above will serve until the first annual meeting of the stockholders of Paragon Polaris stockholders. Thereafter, directors will be elected for one-year terms at the annual stockholders' meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists or is contemplated. There is no arrangement or understanding between the directors and officers and any other person pursuant to which any director or officer was to be selected as a Director or Officer.


Biographical information

Robert Foo. Robert Foo, a native of Malaysia and a Canadian Citizen, is the President and a Director of Paragon Polaris. In 1975 he graduated from Southern Alberta Institute of Technology with a degree in Business Administration. From 1975 to 1977 Mr. Foo was in the management program of the Denny=s Restaurant chain. From 1977 through 1980 he was a sale agent for The Metropolitan Life Insurance Company. From 1980 to 1986 he was a sales representative of Seaboard Life Insurance. Mr. Foo served as the promoter of Archer Communications, Inc. from 1986 to 1988 and currently is President and Chief Executive Officer of Trans Asia Resources, Inc., an oil and gas exploration company, currently engaged in drilling in Texas in conjunction with NYSE listed Apache Petroleum, Inc.

Samuel Lau.  Mr. Lau is the Secretary Treasurer and a Director of
Paragon Polaris.
Since July, 1998 he has served the corporate secretary and office
manage of Trans Asia    Resources, Inc. an oil and gas
exploration company. For the two years preceding June, 1998, Mr. Lau was a supervisor at a large Travel Agency, Happy Times Travel. From September, 1996 to May, 1998 he was a travel consultant with Quality Travel. From 1991 through 1993 he was a sales representative for Key Jewelry. Mr. Lau attended York University, Toronto Ontario.
Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the date of this Registration Statement, the number of shares of Common Stock owned of record and beneficially by executive officers, directors and persons who hold 5.0% or more of the outstanding Common Stock of Paragon Polaris. Also included are the shares held by all executive officers and directors as a group.

                                   Number of      Percent of
                                   Shares Owned
Name and Address                   Beneficially   Class Owned

Robert Foo                              250,000       10
4138 Staulo Crescent
Vancouver, BC V8N 3S2

Samuel Lau                              250,000       10

Marie M. Charles                        200,000        8

Roy Donovan Hinton Jr.                  200,000        8

Darren Quan                             200,000        8

George R. Quan                          200,000        8

Marsha Quan                             200,000        8

All directors and executive
Officers as a group (2 persons)         500,000      20 %

The persons listed are the sole officers and directors of Paragon
Polaris


Conflicts of Interest

The officers and directors will only devote a portion of their time to the affairs of Paragon Polaris. There will be occasions when the time requirements of the business conflict with the demands of their other business and investment activities. We may need to employ additional personnel. If this happens, we cannot be sure that good people will be available and if they are available, we can get them at a price we can afford.

There is no procedure in place, which would allow either Mr. Foo or Mr. Lau to resolve potential conflicts in an arms-length fashion. We must rely on them to use their discretion to resolve these conflicts.

Description of securities

Common Stock.

The Articles of Incorporation of Paragon Polaris authorize the issuance of 25,000,000 shares of Common Stock. Each holder of record of Common Stock is entitled to 1 vote for each share held on all matters properly submitted to the stockholders for their vote. The Articles of Incorporation do not permit cumulative voting for the election of directors.

Holders of Common Stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of
legally available funds.   In the event of liquidation,
dissolution or winding up of the affairs of the Paragon Polaris, holders are entitled to receive, ratably, the net assets available to stockholders after distribution is made to the preferred shareholders, if any.

Holders of Common Stock have no preemptive, conversion or redemptive rights. All of the issued and outstanding shares of Common Stock are, and all unissued shares when issued will be duly authorized, validly issued, fully paid, and non assessable. If additional shares of Paragon Polaris Common Stock are issued, the relative interests of then existing stockholders may be diluted.


Transfer Agent

Paragon Polaris is currently serving as its own transfer agent, and plans to continue to serve in that capacity until such time as management believes it is necessary or appropriate to employ an independent transfer agent in order to facilitate the creation of a public trading market for its securities. Should Paragon Polaris securities be quoted on any exchange or OTC quotation system or application is made to have the securities quoted, an independent transfer agent will be appointed.


Indemnification of Officers and Directors

As permitted by Nevada law, Paragon Polaris's Articles of Incorporation provide that Paragon Polaris will indemnify its directors and officers against expenses and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them on account of their being or having been Company directors or officers, unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct.


Exclusion of Liabilities

Pursuant to the laws of the State of Nevada, Paragon Polaris's Articles of Incorporation exclude personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of Section 7-106-401 of the Nevada Business Corporation Act, or any transaction from which a director receives an improper personal benefit. This exclusion of liability does not limit any right, which a director may have to be indemnified, and does not affect any director's liability under federal or applicable state securities laws.


Disclosure of commission position on indemnification for Securities Act liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Paragon Polaris pursuant to provisions of the State of Nevada, Paragon Polaris has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.


Organization within the last five years

Paragon Polaris was incorporated in the State of Nevada on May 27, 1999 and is in the early stages of development. From inception the only activities of Paragon Polaris have been the development of its business plan and the preparation for this Registration Statement. It has no revenues nor does it have any expectation of revenues until the completion of this Offering and the commencement of business.


Description of business

On July 1, 1999 Paragon Polaris received from David R. Mortenson & Associates of Alvin, Texas, the rights to distribute and produce, in the state of Pennsylvania, an oxygen enriched water product for fish farming, aquaculture, mariculture, poultry raising, and for treating animal waste from dairies, feedlots of all kinds, and for other similar uses. These production and distribution rights were received from Mortenson in exchange for 2000,000 shares of common stock. Mortenson acquired these rights from the inventors of the product, N. W. Technologies, Inc. under a distribution agreement. Several months later the contract granting David R. Mortenson & Associates rights to the technology was withdrawn. Mortenson sued NW Technologies Inc. in Harris County Court, Houston Texas.

To compensate for the possibility that we could lose our principal asset and the obvious delay that this dispute and court action has caused, David R. Mortenson & Associates has agreed to suspend all financial requirements that are due or will be due in the future until the dispute with NW is resolved. They have also agreed to grant an alternative license to Paragon Polaris for the distribution of vitamin and herbal supplements for the states of Idaho and Oregon. This license will enable us to create a business plan and start the process of getting into business.

The License.

Paragon Polaris has a three year license to market and sell vitamins, minerals, nutritional supplements, and other health and fitness products to medical professionals, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness professionals, school and other fund raising programs and other similar types of
customers.   All of these individuals and organizations will
order their products directly from Vitamineralherb.com via the Internet for sale to their clients. The license will be automatically renewed unless Paragon Polaris or Vitamineralherb.com gives the other notice of its intent not to renew.

As a licensee of Vitamineralherb.com, Paragon Polaris eliminates the need to develop products, store inventory, build and maintain a website, establish credit card processing and develop a fulfillment system. This enables us to focus strictly on marketing and sales. Paragon Polaris plans to target health and fitness professionals in Idaho and Oregon who wish to offer health and fitness products to their customers.

Paragon Polaris and its customers will have access to all products offered on the Vitamineralherb.com website, as well as the ability to order custom-formulated and custom-labeled products. Vitamineralherb.com sets the price for products based on the manufacturer's price, plus a markup that provides a 10% commission to Vitamineralherb.com and a profit for Paragon Polaris.

Three different labeling options are available to customers:

     - products may be ordered with the manufacturer's standard label with no customization.
     - the fitness or health professional may customize the labels by adding its name, address, and phone number to the standard label. In most cases, these labels would be a standardized label with product information and a place on the label for the wording "Distributed by". This gives the health and fitness professionals a competitive edge.
     - labels may be completely customized for the health or fitness professional.

When a fitness or health professional becomes a client, the Paragon Polaris salesperson will show the client how to access the Vitamineralherb.com website. The client is assigned an identification number that identifies it by territory, salesperson, and business name, address, and other pertinent information. The health or fitness professional may then order the products it desires directly through the Vitamineralherb.com website, paying for the purchase with a credit card, electronic check ("e-check"), or debit card. All products are shipped by the manufacturer directly to the professional or its clients.

Paragon Polaris is not obliged to purchase and maintain a large inventory, an order desk or shipping department. This method of doing business, which only a short time ago would be unthinkable is now a preferred way of shopping (whether wholesale or retail) for a large segment of the population of North America.

The website is maintained by Vitamineralherb.com and each licensee pays an annual website maintenance fee of $500. All financial transactions are handled by Vita's Internet clearing bank. The Vitamineralherb.com webmaster downloads e-mail orders several times a day, checks with the clearing bank for payment and then submits the product order and electronic payment to International Formulation and Manufacturing. Vitamineralherb.com then forwards the money due Paragon Polaris via electronic funds transfer.

Vitamineralherb.com software tracks all sales through the customer's identification number, and at month end, e-mails to Paragon Polaris a detailed report including sales commissions. Vitamineralherb.com has indicated that it will use e-commerce advertising such as banner ads on major servers and web sites, as well as attempting to insure that all major search engines pick Vitamineralherb.com first. All sales originating from the website to customers located in Idaho and Oregon will automatically be assigned to Paragon Polaris

Background on the Manufacturer and Distributor

On June 9, 1999, Vitamineralherb.com entered into a manufacturing agreement with International Formulation and Manufacturing Inc., a nutraceuticals manufacturing firm, located in San Diego, California. International Formulation and Manufacturing has been a contract manufacturer of vitamin, mineral, nutritional supplement, and alternative health products for various marketing
organizations for approximately six years.   International
Formulation and Manufacturing does no retail marketing.

In addition to a line of standard products, International Formulation and Manufacturing is able to manufacture custom blended products for customers. They also have the capability to supply privately labeled products for Paragon Polaris customers at a minimal added cost. Vitamineralherb.com has just begun developing its vitamin marketing and distributorship business.

Implementation of the business plan.

Paragon Polaris business plan is to determine the feasibility of selling Vitamineralherb.com products to targeted markets. We may, during the next six to twelve months, conduct research into the various potential target markets. Should we determine that our business plan is feasible, we intend to employ salespeople to call on medical professionals, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness professionals, school and other fund raising programs and other similar types of customers. Our object is to interest these professionals in selling their clients high-quality, low-cost vitamins, minerals, nutritional supplements, and other health and fitness products. These professionals would sell the products to their clients and order them through the Internet.

If the net proceeds received from this Offering are not enough to accomplish those things we will have to obtain additional financing through an additional offering or through capital contributions by current shareholders. No commitments to provide additional funds have been made by management or shareholders. You cannot be sure that any additional funds will be available on
terms acceptable to Paragon Polaris or at all.   We expect to
begin earning revenues shortly after a sales force is in place.

Growth of the Internet and electronic commerce.

The Internet has become an increasingly significant medium for communication, information and commerce. According to NUA Internet Surveys, as of February 2000, there were approximately
275.5 million Internet users worldwide. At the IDC Internet Executive Forum held on September 28-29, 1999, IDC stated that in 1999 US $109 billion in purchases were impacted by the Internet. IDC's vice president, Sean Kaldor, indicated that figure is expected to increase more than ten-fold over the next five years to US $1.3 trillion in 2003, with $842 million completed directly over the Web. Paragon Polaris believes that this dramatic growth presents very real opportunities for online retailers.

The vitamin, supplement, mineral and alternative health product market

In recent years, a growing awareness of vitamins, herbs, and other dietary supplements by the general public has created a whole new segment in the field of medicine and health care products. According to Jupiter Communications, online sales of such products are expected to be $434 million in the year 2003, up from $1 million in 1998. Paragon Polaris believes that several factors are driving this growth, including a rapidly growing segment of the population that is concerned with aging and disease. There is also a growing interest in preventative health care, favorable consumer attitudes toward alternative health products and a favorable regulatory statute, the Dietary Supplement Health and Education Act of 1994.

The electronic commerce industry is new, rapidly evolving and intensely competitive, and Paragon Polaris expects competition to intensify in the future. Barriers to entry are minimal and current and new competitors can launch sites at a relatively low cost. In addition, the vitamin supplement, mineral and alternative health product market is very competitive and highly fragmented, with no clear dominant leader and increasing public and commercial attention.

Paragon Polaris's competitors can be divided into several groups including:

     - traditional vitamins, supplements, minerals and alternative health products retailers;
     - the online retail initiatives of several traditional vitamins, supplements, minerals and alternative health products retailers;
     - online retailers of pharmaceutical and other health-related products that also carry vitamins, supplements, minerals and alternative health products;
     - independent online retailers specializing in vitamins, supplements, minerals and alternative health products;
     - mail-order and catalog retailers of vitamins, supplements, minerals and alternative health products, some of which have already developed online retail outlets; and
     - direct sales organizations, retail drugstore chains, health food store merchants, mass market retail chains and various manufacturers of alternative health products.

Many of Paragon Polaris's potential competitors have longer operating histories, larger customer or user base, greater brand recognition and significantly greater financial, marketing and other resources than we have. In addition, an online retailer may be acquired by, receive investments from, or enter into other commercial relationships with, larger, well-established and well-financed companies as use of the Internet and other electronic services increases.

Competitors have and may continue to have aggressive pricing policies and devote substantially more resources to website and systems development than Paragon Polaris does. Increased competition may result in reduced operating margins and loss of market share.

Paragon Polaris believes that the principal competitive factors in its market are:

  -    ability to attract and retain customers;
  -    variety of product selection;
  -    product pricing;
  -    ability to customize products and labeling;
  -    quality and responsiveness of customer service.

We believe that we can compete favorably on these points.
However, we will have no control over how successful our competitors are in addressing these factors. In addition Paragon
Polaris online competitors can duplicate many of the products or services offered on the Vitamineralherb.com site.

Paragon Polaris believes that traditional retailers of vitamins, supplements, minerals and other alternative health products face several challenges in succeeding.

     - Lack of convenience and personalized service. Traditional retailers have limited store hours and locations. Traditional retailers are also unable to provide consumers with product advice tailored to their particular situation.
     - Limited product assortment. The capital and real estate intensive nature of store-based retailers limit the product selection that can be economically offered in each store location.
     - Lack of customer loyalty. Although the larger traditional retailers often attract customers, many of these customers are only one-time users. People are often attracted to the name brands, but find the products too expensive.
     - the multilevel structure of some marketing organizations mandates high prices.

As a result we believe there is significant unmet demand for a shopping channel like that of Vitamineralherb.com that can provide consumers of vitamins, supplements, minerals and other alternative health products with a broad array of products and a convenient and private shopping experience.

Paragon Polaris hopes to attract and retain consumers through the following key attributes of its business:

     -    Broad Expandable Product Assortment.  Paragon Polaris
       product selection is substantially larger than that offered by store-based retailers.
     - Low Product Prices. Product prices can be kept low due to volume purchases through Paragon Polaris's affiliation with
       Vitamineralherb.com and other licensees.   Having no inventory,
       warehouse space and the need for limited administration will also make our prices lower.. All products are shipped from International Formulation and Manufacturing's inventory.
     - Accessibility to Customized Products. At minimal cost, health and fitness practitioners may offer their customers customized products.
     - Access to Personalized Programs. Health or fitness professional can tailor vitamin and dietary supplement regimes to their clients.

Regulatory Environment

The manufacturing, processing, formulating, packaging, labeling and advertising of the products Paragon Polaris sells will be subject to regulation by one or more U.S. federal agencies, including the Food and Drug Administration, the Federal Trade Commission, the United States Department of Agriculture and the Environmental Protection Agency. These activities also may be regulated by various agencies of the states, localities and foreign countries in which consumers reside.

The Food and Drug Administration, in particular, regulates the formulation, manufacture, labeling and distribution of foods, including dietary supplements, cosmetics and over-the- counter or homeopathic drugs. Under the Federal Food, Drug, and Cosmetic Act, the Food and Drug Administration may undertake enforcement actions against companies marketing unapproved drugs, or "adulterated" or "misbranded" products. The remedies available to the Food and Drug Administration include: criminal prosecution; an injunction to stop the sale of a company's products; seizure of products; adverse publicity; and "voluntary" recalls and labeling changes.

Food and Drug Administration regulations require that certain informational labeling be presented in a prescribed manner on all foods, drugs, dietary supplements and cosmetics. Specifically, the Food, Drug, and Cosmetic Act requires that food, including dietary supplements, drugs and cosmetics, not be "misbranded". A product may be deemed an unapproved drug and "misbranded" if it bears improper claims or improper labeling.

The Food and Drug Administration has indicated that promotional statements made about dietary supplements on a company's website may constitute "labeling" for purposes of compliance with the provisions of the Food, Drug, and Cosmetic Act. A manufacturer or distributor of dietary supplements must notify the Food and Drug Administration when it markets a product with labeling claims that the product has an affect on the structure or function of the body. Noncompliance with the Food, Drug, and Cosmetic Act, and recently enacted amendments to that Act discussed below, could result in enforcement action by the Food and Drug Administration.

The Food, Drug, and Cosmetic Act has been amended several times with respect to dietary supplements, most recently by the Nutrition Labeling and Education Act of 1990 and the Dietary Supplement Health and Education Act of 1994. The Dietary Supplement Health and Education Act created a new statutory framework governing the definition, regulation and labeling of dietary supplements.

With respect to definition, the Dietary Supplement Health and Education Act created a new class of dietary supplements, consisting of vitamins, minerals, herbs, amino acids and other dietary substances for human use to supplement the diet, as well as concentrates, metabolites, extracts or combinations of such dietary ingredients.

Generally, under the Dietary Supplement Health and Education Act, dietary ingredients that were on the market before October 15, 1994 may be sold without Food and Drug Administration pre-approval and without notifying the Food and Drug Administration. In contrast, a new dietary ingredient, i.e., one not on the market before October 15, 1994, requires proof that it has been used as an article of food without being chemically altered or evidence of a history of use or other evidence of safety establishing that it is reasonably expected to be safe.

Retailers, in addition to dietary supplement manufacturers, are responsible for ensuring that the products they market for sale comply with these regulations. Noncompliance could result in enforcement action by the Food and Drug Administration, an injunction prohibiting the sale of products deemed to be non-compliant, the seizure of such products and criminal prosecution.

The Food and Drug Administration has indicated that claims or statements made on a company's website about dietary supplements may constitute "labeling" and thus be subject to regulation by the Food and Drug Administration. With respect to labeling, the Dietary Supplement Health and Education Act amends, for dietary supplements, the Nutrition Labeling and Education Act by providing that "statements of nutritional support" also referred to as "structure/function claims" may be used in dietary supplement labeling without Food and Drug Administration pre-approval, provided certain requirements are met.

These statements may describe how particular dietary ingredients affect the structure or function of the body, or how a dietary ingredient may affect body structure or function, but may not state a drug claim. Here is an example: a claim that a dietary supplement will diagnose, mitigate, treat, cure or prevent a disease. A company making a "statement of nutritional support" must possess substantiating evidence for the statement, disclose on the label that the Food and Drug Administration has not reviewed the statement and that the product is not intended for use for a disease and notify the Food and Drug Administration of the statement within 30 days after its initial use.

It is possible that the statements presented in connection with product descriptions on Vitamineralherb.com site may be determined by the Food and Drug Administration to be drug claims rather than acceptable statements of nutritional support. In addition, some of our suppliers may incorporate objectionable statements directly in their product names or on their products' labels, or otherwise fail to comply with applicable manufacturing, labeling and registration requirements for over-the-counter or homeopathic drugs or dietary supplements. As a result, Vitamineralherb.com may have to remove some statements or products from its site or modify these statements, names or labels, in order to comply with Food and Drug Administration regulations. Such changes could interfere with Paragon Polaris marketing of products and could cause us to incur significant additional expenses.

In addition, the Dietary Supplement Health and Education Act allows the dissemination of "third party literature" in connection with the sale of dietary supplements to consumers at retail if the publication meets statutory requirements. Under the Dietary Supplement Health and Education Act, "third party literature" may be distributed if, among other things, it is not false or misleading, no particular manufacturer or brand of dietary supplement is promoted, a balanced view of available scientific information on the subject matter is presented and there is physical separation from dietary supplements in stores.

The extent to which this provision may be used by online retailers is not yet clear, and we cannot assure you that all pieces of "third party literature" that may be put out in connection with the products Paragon Polaris offers for sale will be determined to be lawful by the Food and Drug Administration. Any such failure could make that product an unapproved drug or a "misbranded" product, and maybe exposing us to enforcement action by the Food and Drug Administration. This could require the removal of the non-compliant literature from the Vitamineralherb.com website or the modification of Paragon Polaris selling methods. This could interfere with the marketing of that product and cause us to incur significant additional expenses.

Given the fact that the Dietary Supplement Health and Education Act was enacted only five years ago, the Food and Drug Administration's regulatory policy and enforcement positions on certain aspects of the new law are still evolving. Moreover, ongoing and future litigation between dietary supplement companies and the Food and Drug Administration will likely further refine the legal interpretations of that Act. As a result, the regulatory status of certain types of dietary supplement products, as well as the nature and extent of permissible claims will remain unclear for the foreseeable future.

Two areas in particular that pose potential regulatory risks are the limits on claims implying some benefit or relationship with a disease or related condition and the application of the physical separation requirement for "third party literature" as applied to Internet sales.

In addition to the regulatory situation under the Food, Drug and Cosmetic Act, the advertising and promotion of dietary supplements, foods, over-the-counter drugs and cosmetics is subject to scrutiny by the Federal Trade Commission. The Federal Trade Commission Act prohibits "unfair or deceptive" advertising or marketing practices, and the it has pursued numerous food and dietary supplement manufacturers and retailers for deceptive advertising or failure to substantiate promotional claims, including, in many instances, claims made via the Internet.

The Federal Trade Commission has the power to seek administrative or judicial relief prohibiting a wide variety of claims, to enjoin future advertising, to seek redress or restitution payments and to seek a consent order and seek monetary penalties for the violation of a consent order. In general, existing laws and regulations apply fully to transactions and other activity on the Internet. The Federal Trade Commission is in the process of reviewing its policies regarding the applicability of its rules and its consumer protection guides to the Internet and other electronic media.

The Federal Trade Commission has already undertaken a new monitoring and enforcement initiative, "Operation Cure-All" targeting allegedly bogus health claims for products and treatments offered for sale on the Internet. Many states impose their own labeling or safety requirements that differ from or add to existing federal requirements.

Paragon Polaris cannot predict the nature of any future laws, regulations, interpretations or applications, nor can it say what effect additional governmental regulations or administrative orders would have on its business in the future. Although the regulation of dietary supplements is less restrictive than that of drugs and food additives, we cannot be sure that the current laws and regulations concerning dietary supplements will remain less restrictive.

The manufacturing, processing, formulating, packaging, labeling and advertising of the products Paragon Polaris sells may also be subject to regulation by one or more U.S. federal agencies, including the Food and Drug Administration, the Federal Trade Commission, the United States Department of Agriculture and the Environmental Protection Agency. These activities also may be regulated by various agencies of the states, localities and foreign countries in which consumers reside.

Regulation of the Internet

In general, existing laws and regulations apply to the Internet. The exact manner in which these laws and regulations affect the Internet is sometimes uncertain. Most of these laws were adopted prior to the Internet and do not address the unique issues of the Internet or electronic commerce.

Numerous federal and state government agencies have already demonstrated significant activity in promoting consumer protection on the Internet. Due to the increasing use of the Internet as a medium for commerce and communication, it is possible that new laws and regulations could be passed. These new laws and regulations could cover issues such as user privacy, freedom of expression, advertising, pricing, content and quality of products and services, taxation, intellectual property rights and information security. The adoption of such laws or regulations and the way existing laws and regulations apply to the Internet may slow the growth of Internet use and result in a decline in Paragon Polaris sales.

A number of legislative proposals have been made at the federal, state and local level, and by foreign governments, that would impose additional taxes on the sale of goods and services over the Internet, and some states have taken measures to tax Internet-related activities. Although Congress recently placed a three-year moratorium on new state and local taxes on Internet access or on discriminatory taxes on electronic commerce, existing state or local laws were expressly excepted from this moratorium. Once this moratorium is lifted, some type of federal and/or state taxes may be imposed upon Internet commerce. Such legislation or other attempts at regulating commerce over the Internet may substantially affect growth and have a negative affect on our business.

Employees

Paragon Polaris is a development stage company and currently has no employees. Paragon Polaris is currently managed by Robert Foo and Samuel Lau, its officers and directors. We look to the them for their management and financial skills and talents.
Management plans to use consultants, attorneys and accountants as necessary and does not plan to engage any full-time employees in the near future other than sales people to set up accounts.

Available Information and Reports to Securities Holders

Paragon Polaris has filed with the Securities and Exchange Commission a Registration Statement on Form SB-2 with respect to the common stock offered by this Prospectus. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement or the exhibits and schedules which are part of the Registration Statement. For further information with respect to Paragon Polaris and its common stock, see the Registration Statement and the exhibits and schedules thereto. Any document Paragon Polaris files may be read and copied at the Commission's Public Reference Room located at 450 Fifth Street N.W., Washington D.C. 20549, and the public reference rooms in New York, New York, and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information about the public reference rooms. Paragon Polaris filings with the Commission are also available to the public from the Commission's website at http://www.sec.gov.

Upon completion of this offering, Paragon Polaris will become subject to the information and periodic reporting requirements of the Securities Exchange Act and, accordingly, will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the Commission's public reference rooms, and the website of the Commission referred to above.

Forward looking statements

You should not rely on forward-looking statements in this Prospectus. This Prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipates", "believes", "plans", "expects", "future", "intends" and similar expressions to identify these forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements for many reasons.


Management's discussion and analysis or plan of operation.

Upon the completion of all or part of the sale of shares contained in this Offering, Paragon Polaris intends to proceed as quickly as possible to do an in-depth feasibility study and if and when that study proves the project to be feasible, hire one or more sales representatives to present its service to potential customers. Geography is an obstacle that must be dealt with.
The states of Idaho and Oregon are very large, making adequate coverage by one salesperson virtually impossible. A minimum of two representatives will be necessary. After opening accounts, these representatives will be necessary to service existing customers. Research has indicated that this servicing or detailing of already established accounts results in better reorders.

Estimated expenses for the next twelve months are as follows:

                                                  Amount

     Feasibility study                            $10,000
     Two sales persons (draw against commissions)
     @ $1000 per month                             36,000
     Administration                                12,000
     Employee benefits                             16,000
     Office rent                                   12,000
     Office supplies ( including furniture)        10,000
     Development stage costs                        1,000
     (including recruiting costs)
     Website maintenance                              500
     Contingency (10%)                              8,850

Total first year expenses                       $ 107,250


If the proposed offering proceeds are not received, operations would be scaled down. One sales person would be hired instead of two; administration would be handled by an officer and director at no cost. The same officer and director would supply office space during the start-up process. Growth would be much slower and Paragon Polaris would not be able to rent office space and hire administrative help until sales volumes and gross profits were large enough. If no funds are received from this offering, management would be forced to decide whether or not to proceed with the business and either delay starting or cancel the project completely.


Description of property.

Paragon Polaris maintains a mailing address at the office of one of its shareholders, but otherwise does not maintain an office.
We pay no rent and own no real estate.


Certain Relationships and Related Transactions

Prior to the date of this Registration Statement Paragon Polaris issued to ten individuals a total of 2,000,000 shares of Common stock in consideration of acquiring the rights to manufacture and market an oxygen-enhanced product for use in aquaculture, fish and poultry farming and the bioremediation of waste ponds and lagoons in the state of Pennsylvania. David R. Mortenson and Associates acquired these rights from the inventors of the product, N.W. Technologies Inc. under a distribution agreement.

In December, 1999 N.W. Technologies unilaterally canceled its contract and distribution agreement with David R. Mortenson and Associates. Mortenson and several of the concerns that have an interest in the technology through distribution agreements with Mortenson, have filed suit in Harris County court, Texas against N.W. Technologies Inc, its officers and directors and several other individuals and concerns involved with the cancellation and withdrawal.

Paragon Polaris is not withdrawing from its agreement with Mortenson for the distribution and manufacture of the oxygen-enhanced products, nor has it any intention of doing so at the present time. All obligations under that agreement have been suspended until the lawsuit is resolved.

In order to avoid litigation with Paragon Polaris and to protect our shareholders Mortenson granted a distribution license for an Internet based vitamin and health supplement company. The company, Vitamineralherb.com, is located San Diego, California. There was no charge for this distribution license for the states of Idaho and Oregon.


Market for common equity and related stockholder matters.

Paragon Polaris is a development stage company that is still in the beginning stages of implementing its business plan. No market currently exists for the Common Stock. Upon completion of all or part of the offering of common shares contained in this Registration Statement, it is the intention of Paragon Polaris to apply for a trading symbol and a listing to have its shares quoted on the NASD OTC Bulletin Board.

There can be no assurance that any part of this Offering will be subscribed to and if all or part of the Offering is subscribed to, that the request of Paragon Polaris to have the price of its stock quoted on the OTC Bulletin Board will be granted. You should take all of the above facts into consideration before making a decision to purchase any amount of Paragon Polaris stock.


Executive compensation

No officer or director of Paragon Polaris has received any remuneration. Although there is no current plan in existence, it is possible that Paragon Polaris will adopt a plan to pay or accrue compensation to its officers and directors for services related to the implementation of the business plan. See "Certain Relationships and Related Transactions". Paragon Polaris has no stock option, retirement, pension or profit-sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future.

                 PARAGON POLARIS STRATAGIES.COM INC.

                  (A Development Stage Enterprise)






                    Interim Financial Statements
                      (Prepared by Management)

              As at June 30, 2000 and December 31, 1999





























                 PARAGON POLARIS STRATAGIES.COM INC.
                  (a Development Stage Enterprise)

                           BALANCE SHEETS
              As at June 30, 2000 and December 31, 1999
                      (Prepared by Management)

                               ASSETS

                                   June 30, 2000   December 31,1999
                                   Unaudited       Audited
CURRENT ASSETS:                    207             0

TOTAL CURRENT ASSETS               207             0

OTHER ASSETS
  LICENSE RIGHTS                   2,000           2,000

TOTAL ASSETS                       2,207           2,000

LIABILITIES AND STOCKHOLDERS EQUITY

CURRENT LIABILITIES:
     ACCOUNTS PAYABLE              0               1,200
TOTAL CURRENT LIABILITIES          0               1,200

STOCKHOLDERS EQUITY:
 Common stock, $0.001 par
 Value; 100,000,000 shares
 Authorized, and 2,600,000 (2,500,000)
 Shares
 Issued and outstanding            2,600           2,500

     ADDITIONAL PAID-IN CAPITAL    12,055          155

     (DEFICIT ACCUMULATED DURING
     THE DEVELOPMENT STAGE)        (12,448)        (1,855)

TOTAL STOCKHOLDERS' EQUITY         2,207           800

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY               2,207           2,000


                 PARAGON POLARIS STRATAGIES.COM INC.
                  (A Development Stage Enterprise)

                       STATEMENT OF OPERATIONS
      For the six months ended June 30, 2000 and for the period
           May 28, 1999 (Inception) to December, 31, 1999
                      (Prepared by Management)

                                   June 30, 2000  December 31,1999
                                   Unaudited      Audited

REVENUES:                          0              0

OPERATING EXPENSES:


  TAXES AND LICENSES               0              320
  OFFICE EXPENSES                  93             130
  LEGAL AND ACCOUNTING FEES        8,750          1,405
  CONSULTING FEES                  1,750          0

TOTAL OPERATING EXPENSES           10,593         1,855

NET (LOSS) FOR THE PERIOD          (10,593)       (1,855)

 NET (LOSS) PER SHARE              $ (0.00)       $ (0.00)


WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING          2600000        2500000
















                 PARAGON POLARIS STRATAGIES.COM INC.
                  (A Development Stage Enterprise)

                       STATEMENT OF CASH FLOWS
       For the six months ending June 30, 2000 and the Period
         May 28, 1999 (Inception) through December 31, 2000
                      (Prepared by Management)

                                May 31, 2000  December 31,1999
                                Unaudited     Audited
CASH FLOWS FROM (TO)
OPERATING ACTIVITIES:

  NET INCOME (LOSS)             (10,593)      (1,855)
  NET INCREASE (DECREASE)
  IN ACCOUNTS PAYABLE           (1,200)       1,200

NET CASH (USED) BY OPERATING
ACTIVITIES                      (11,793)      (655)

CASH FLOWS FROM (TO)
INVESTING ACTIVITIES:

  PURCHASE OF LICENSE RIGHTS    0             (2,000)

CASH FLOWS FROM (TO)
FINANCING ACTIVITIES:

  ISSUANCE OF COMMON STOCKS     12,000        2,655

NET INCREASE (DECREASE) IN CASH 207           0

CASH, BEGINNING OF PERIOD       0             0

CASH, END OF PERIOD             207           0













                        FINANCIAL STATEMENTS.







                PARAGON POLARIS STRATAGIES.COM  INC.

                  (A Development Stage Enterprise)






                            AUDIT REPORT

                          December 31, 1999











                      Janet Loss, C.P.A., P.C.
                     Certified Public Accountant
                 1777 S. Harrison Street, Suite 2100
                       Denver, Colorado 80210


                 PARAGON POLARIS STRATAGIES.COM INC.
                  (A Development Stage Enterprise)

                        FINANCIAL STATEMENTS
INDEX TO FINANCIAL STATEMENTS
TABLE OF CONTENTS



ITEM
PAGE

Report of Certified Public Accountant..................          F1


Balance Sheet, December 31, 1999 .........................       F2

Statement of Operations, for the
Period April 2, 1999 (Inception)
Through December 31, 1999.................................       F3

Statement of Stockholders' Equity
(Deficit), April 2, 1999 (Inception)
Through December 31, 1999.................................       F4

Statement of Cash Flows for the
Period From April 2, 1999 (Inception)
Through December 31, 1999 ................................       F5

Notes to Financial Statements............................        F6 & F7






Janet Loss, C.P.A., P.C.







                     Certified Public Accountant
                 1777 S. Harrison Street, Suite 2100
                       Denver, Colorado 80210
                           (303) 782-0878

                    INDEPENDENT AUDITOR'S REPORT

Board of Directors
Paragon Polaris Stratagies.com Inc.
404 Scott Point Drive
Salt Spring Island, British Columbia V8K 2R2
Canada

I have audited the accompanying Balance Sheet of Paragon Polaris Stratagies.com Inc.. (A Development Stage Enterprise) as of December 31, 1999 and the Statements of Operations, Stockholders' Equity, and Cash Flows for the period May 27, 1999 (Inception) through December 31, 1999. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

My examination was made in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance as to whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that our audit provides a reasonable basis for our opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Xunantunich, Inc.(a development stage enterprise) as of December 31, 1999, and the results of its operations and changes in its cash flows for the period from May 27, 1999 (Inception) through December 31, 1999, in conformity with generally accepted accounting principles.


Janet Loss, C.P.A., P.C.
March , 2000




                                 F-1


                 PARAGON POLARIS STRATEGIES.COM INC.
                  (A Development Stage Enterprise)

                               BALANCE SHEET
                             December 31, 1999


                                  ASSETS


CURRENT ASSETS:

   License Rights                               $     2,000

     TOTAL ASSETS                               $     2,000

                   LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

  Accounts Payable                              $     1,200

  STOCKHOLDERS' EQUITY:

  Common stock, $0.001 par
  Value; 25,000,000 shares
  Authorized, and 2,500,000 shares
  Issued and outstanding                        $     2,500

  Additional Paid-In Capital                            155

  (Deficit)                                         (1,855)

     Total Stockholders' Equity (Deficit)               800


     TOTAL LIABILITIES AND
     STOCKHOLDERS' EQUITY                        $    2,000

 The accompanying notes are an integral part of the financial statements.


                                    F-2
                    PARAGON POLARIS STRATEGIES.COM Inc.
                     (A Development Stage Enterprise)

                          STATEMENT OF OPERATIONS
                  For the Period May 27, 1999 (Inception)
                         Through December 31, 1999

REVENUES:                                        $        0


OPERATING EXPENSES:

  Accounting and Legal Fees                      $    1,405
  Office Expenses                                       130
  Other Fees                                            320

     TOTAL OPERATING EXPENSES                         1,855


  NET (LOSS)                                     $   (1,855)



NET (LOSS) PER SHARE                             $  (0.0007)



Weighted Average Number of
Common Shares Outstanding                          2,500,000










 The accompanying notes are an integral part of the financial statements.

                                    F-3

                    PARAGON POLARIS STRATAGIES.COM INC.
                     (a Development Stage Enterprise)

                STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
           For the Period May 27, 1999 through December 31, 1999


                                                       (Deficit)
                                                       Accumulated
                     Common      Common    Additional               Total
                     Stock       Stock     Paid- in    During       Stockholders
                     Number of   Amount    Capital     the          Equity
                     Shares                            Development
                                                       Stage

May 28, 1999
Issuance of          500,000     500       155         0            655
Common Stock for
Cash


Issuance of Common
Stock                2000000     2,000     0           0            2,000
For License Rights


Deficit for the
Period From
May 27, 1999
(Inception)          0           0         0           (1,855)     (1,855)
Through December 31,
1999



Balance December 31  2500000     2500      155         (1,855)      800
1999















 The accompanying notes are an integral part of the financial statements.

                                    F-4



                    PARAGON POLARIS STRATEGIES.COM INC.
                     (A Development Stage Enterprise)
                          STATEMENT OF CASH FLOWS
           For the Period May 28, 1999 (Inception)
                  Through December 31, 1999



CASH FLOWS FROM OPERATING
ACTIVITIES:

  Net Income (Loss)                                  (1,855)


Change in Assets and Liabilities:
Increase in Accounts Payable                         1,200

Net Cash (Used) by Operating Activities              (655)


CASH FLOWS FROM INVESTING ACTIVITIES:

  Purchase of License Rights                         (2,000)


CASH FLOWS FROM (TO) FINANCING ACTIVITIES:

  Issuance of Common Stocks                          2,655



INCREASE (DECREASE) IN CASH                          0

CASH, BEGINNING OF PERIOD                            0

CASH, END OF PERIOD                                  0


     The accompanying notes are an integral part of the
                    financial statements.


                             F-5



             PARAGON POLARIS STRATEGIES.COM INC.
              (A Development Stage Enterprise)

                NOTES TO FINANCIAL STATEMENTS
                      December 31, 1999


NOTE I - ORGANIZATION AND HISTORY


The Company is a Nevada Corporation and the Company has been in the development stage since its formation on May 28, 1999.

The Company's only activities have been organizational, directed at acquiring its principle assets, raising its initial capital and developing its business plan.

NOTE II - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DEVELOPMENT STAGE ACTIVITIES

The Company has been in the development stage since inception.

ACCOUNTING METHOD

The Company records income and expenses on the accrual method.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents includes cash on hand, cash on deposit, and highly liquid investments with maturities generally of three months or less. At
December 31, 1999, there were no cash equivalents.

YEAR END

The Company has elected to have a fiscal year ended
December 31st.






                             F 6

USE OF ESTIMATES

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities at the date of financial statements, as well as revenues and expenses reported for the periods presented. The Company regularly assesses these estimates and, while actual results may differ management believes that the estimates are reasonable.


NOTE III - RELATED PARTY TRANACTIONS

The Company has entered into an agreement made effective July 1, 1999 with David R. Mortenson &
Associates (Grantor) to receive the rights to distribute the products developed by NW Technologies, Inc.

The Company agrees to pay the Grantor the sum of $2,000 in the sum of 2,000,000 shares of common stock having a par value of $0.001 per share. Minimum purchase requirements are $125,000 the first year and $175,000 the second year. While the 2000,000 shares were issued, all other payments were delayed by the Grantor for a period of six months.

Management puts a fair market value of $2,000 on the license. The agreement with David R. Mortenson &
Associates was entered into by previous management.

NOTE IV - SUBSEQUENT  EVENTS

In December, 1999 N.W. Technologies, Inc. unilaterally cancelled its contract with David Mortenson &
Associates.  Early in the year 2000 David Mortenson &
Associates laid suit against N.W. Technologies, Inc. in Harris County Court, Texas.

In the opinion of management, the Company has no direct or indirect interest in the Texas lawsuit

In a letter dated  January 5, 2000 David Mortenson &
Associates suspended all present and future payments under the License Agreement until their dispute with N.W. Technologies is resolved.

On January 20, 2000 David Mortenson & Associates gave the Company a License to distribute vitamins, minerals, herbs and other health products and supplements through the Internet. The license calls for a 10% add-on for all products purchased and an annual $500 website maintenance fee. The effective date of the License
Agreement was January 3, 2000.

David R. Mortenson is a principal in both David
Mortenson & Associates and Vitamineralherb.com. He is at arms length with the Company.
                             F 7
Changes in and Disagreements with Accountants on Accounting and Financial disclosure.

There have been no changes in and/or disagreements with Janet Loss, C.P.A., P.C. on accounting and financial disclosure matters.


PART II - Information Not Required in Prospectus


Indemnification of directors and officers.

Pursuant to Nevada law, a corporation may indemnify a person who is a party or threatened to be made a party to an action, suit or proceeding by reason of the fact that he or she is an officer, director, employee or agent of the corporation, against such person's costs and expenses incurred in connection with such action so long as he/she has acted in good faith and in a manner which he/she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, in the case of criminal actions, had no reasonable cause to believe his or her conduct was unlawful.
Nevada law requires a corporation to indemnify any such person who is successful on the merits or defense of such action against costs and expenses actually and reasonably incurred in connection with the action.

The bylaws of Paragon Polaris filed as Exhibit 3.2, provide that Paragon Polaris will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of Paragon Polaris, absent a finding of negligence or misconduct in office.
The Bylaws also permit Paragon Polaris to maintain insurance on behalf of its officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not Paragon Polaris has the power to indemnify such person against liability for any of those acts.


Other expenses of issuance and distribution.

Expenses incurred or (expected) relating to this
Registration Statement and distribution are as follows:
          Legal fees                  8,500.00
          Accounting                  1,500.00
          (Edgar filing and Printing) 5,000.00

TOTAL                                15,000.00

To date Paragon Polaris has spent a total of $11,383 for office expenses and legal and accounting fees.

Recent sales of unregistered securities.

Set forth below is information regarding the issuance and sales of Paragon Polaris securities without registration since its formation. No such sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities.

On May 28, 1999, Paragon Polaris issued 500,000 shares of common stock to the officers and directors as founders' shares in return for the time, effort and expenditures to organize and form the corporation. On
June 18, 1999 Paragon Polaris issued 200,000 shares of common stock each to ten individuals for a total of 2,000,000 shares in return for the water treatment rights for the state of Pennsylvania and the development of the business plan.

On January 17, 2000 the 500,000 founders' shares of common stock were purchased by the present Officers and Directors.


Exhibits.

The following exhibits are filed as part of this Registration Statement;

          Exhibit
          Number         Description

           3.1  Articles of Incorporation
           3.2  Bylaws
           5.1  Opinion re: Legality
           10.1 License Agreement
           10.2 Assignment of License Agreement
           10.3 License Agreement-Water
           23.1 Consent of Independent Auditors
           23.2 Consent of Counsel (See Exhibit 5.1)0



               Undertakings.

               The undersigned registrant hereby undertakes:

1)  To file, during any period in which offers or sales
  are being made, a post-effective amendment     to
  this Registration Statement:

     (a)  To include any Prospectus required by section
10(a)(3) of the Securities Act of 1933;

     (b) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered.

     (c) To include any additional or changed material information to the plan of distribution.

          2)  For determining liability under the Securities
  Act, treat each post-effective amendment as a new
  Registration Statement of the securities offered and the offering of the securities at that time to be the initial bona fide offering.

          3) file a post-effective amendment to remove from registration any of the securities being registered, which remain unsold at the end of the offering.

          4)  For determining any liability under the Securities
  Act, to treat the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the registrant pursuant to Rule
  424(b)(1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

5)  For determining any liability under the Securities
  Act to treat each post-effective amendment that contains a form of Prospectus as a new Registration
  Statement for the securities offered and the offering of the securities at that time as the initial bona fide Offering of those Securities.

Signatures


In accordance with the requirements of the Securities
Act of1933, the In accordance with the requirements of the Securities Act of1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia Canada

On June 27, 2000

(Registrant)    Paragon Polaris Stratagies.com Inc.

By: /S/Robert Foo               By: /S/ Samuel Lau
Robert Foo, President             Samuel Lau, Secretary
Treasurer

Date: June 27, 2000        Date: June 27, 2000





                         EXHIBIT 3.1










                  ARTICLES OF INCORPORATION



                             Of





            PARAGON POLARIS STRATAGIES.COM  INC.








                  ARTICLES OF INCORPORATION

                             of
             PARAGON POLARIS STRATAGIES.COM INC.

The undersigned natural person of the age of eighteen years or more, acting as incorporator of a corporation under and pursuant to the laws of the State of Nevada, hereby adopts the following Articles of Incorporation for such corporation:
ARTICLE I
The name of the corporation is PARAGON POLARIS
STRATAGIES.COM INC.
ARTICLE II
The principal office of this corporation is to be at 50 West Liberty Street #880, Reno, 89501, State of Nevada. The Nevada Agency and Trust Company is hereby named as Resident Agent of this corporation and in charge of its said office in Nevada.
ARTICLE III
The nature of the business, objects and purposes to be transacted, promoted, or carried on by the corporation are:
A      To conduct any lawful business, to promote any lawful
purpose, and to engage in any lawful act or activity for which corporations maybe organized under the General Corporation Law of the State of Nevada and to act in every kind of fiduciary capacity. and generally to do all things necessary or convenient which are incident to or which a natural person might or could do.
B       To purchase, receive, take by grant, gift, devise,
bequest, or otherwise. lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of its property and assets, or any interests therein, wherever situated.
C     To engage generally in the real estate business as
principal, and in any lawful capacity, and generally to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, clear, improve, develop, divide, and otherwise handle, manage, operate, deal in and dispose of mining claims, oil leases, oil and gas wells, real estate, real property, lands, multiple-dwelling structures, houses, buildings and other works and any interest or right therein; to take, lease, purchase or otherwise handle or acquire, and to own, use, hold, sell, convey, exchange, hire, lease, pledge, mortgage, and otherwise handle, and deal in and dispose of, as principal agent or in any lawful capacity, such personal property, chattels, chattels real, rights, easements, privileges, causes in action, notes, bonds, mortgages, and securities as may lawfully be acquired, held or disposed of and to acquire, purchase, sell, assign, transfer, dispose of and generally deal in and with as principal, agent, broker, and in any lawful capacity, mortgages and other interests in real, personal, and mixed properties; to carry on a general oil exploration, mining exploration and management business as principal, agent, representative, contractor, sub-contractor, and in any other lawful capacity. To manufacture, purchase or acquire in any lawful manner and to hold, own, mortgage, pledge, sell, transfer, or in any manner dispose of, and to deal and trade in goods, wares, merchandise, and property of any and every class and description, and in any part of the world.
D       To apply for, register, obtain, purchase, lease,
take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge or otherwise dispose of and, in any manner deal with and contract with reference to:
1. Inventions, devices, formulas, processes, improvements and modifications thereof;
2. Letters patent, patent rights, patented processes, rights, designs, and similar rights, trademarks, trade names, trade symbols and other indications or origin and ownership granted by or recognized under the laws of the United States of America, any state or subdivision thereof, and any commonwealth, territory, possession, dependency, colony, possession agency or instrumentality of the United States of America and of any foreign country, and all rights connected therewith or appertaining thereto.
3. Franchises licenses, grants and concessions.
E To make, enter into, perform and carry out contracts of every kind and description with any person, firm, association, corporation or government or agency or instrumentality thereof.
F     To lend money in furtherance of its corporate purposes
and to invest and reinvest its funds from time to time to such extent, to such persons, firms, associations, corporations, governments or agencies or instrumentality's thereof, and on such terms and on such security, if any, as the Board of Directors of the corporation may determine and direct any officer to complete.
G     To borrow money without limit as to amount and at such
rates of interest as it may determine; from time to time to issue and sell its own securities, including its shares of stock, notes, bonds, debentures, and other obligations, in such amounts, on such terms and conditions, for such purposes and for such prices, now or hereafter permitted by the laws of the State of Nevada and by the Board of Directors of the corporation as they may determine; and to secure any of its obligations by mortgage, pledge or other encumbrance of any or all of its property, franchises and income.
H     To be a promoter or manager of other corporations of
any type or kind; and to participate with others in any corporation, partnership, limited partnership, joint venture, or other association of any kind, or in any transaction, undertaking or arrangement which the corporation would have power to conduct by itself, whether or not such participation involves sharing or delegation of control with or to others.
I     To promote and exercise all or any part of the
foregoing purposes and powers in and all parts of the world, and to conduct its business in all or any branches in any lawful capacity.
The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the corporation by references to or inference from the terms or provisions of any other clause, but shall be regarded as independent purposes.
ARTICLE IV
The aggregate number of shares, which the corporation shall have authority to issue, is 25,000,000 shares of common stock with $0.001 par value each.
No shareholder of the corporation shall have the right of cumulative voting at any election of directors or upon any other matter.
No holder of securities of the corporation shall be entitled as a matter of right, preemptive or otherwise, to subscribe for or purchase any securities of the corporation now or hereafter authorized to be issued, or securities held in the treasury of the corporation, whether issued or sold for cash or other consideration or as a share dividend or otherwise. Any such securities may be issued or disposed of by the board of directors to such persons and on such terms as in its discretion it shall deem advisable.
ARTICLE V
Any action required to, or that may, be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.
ARTICLE VI
The members of the governing board shall be styled DIRECTORS and the number of such Directors shall be not less than one
(l), or more than five (5). The first board of directors shall be Two Members whose names and post office addresses are as follows:
J.P. Beehner
PO Box 2370
Alvin, TX 77512 - 2370

Dorothy A. Mortenson
P.O. Box 5034
Alvin, Texas 77512

ARTICLE VII

The initial number of stockholders will be two (2).
Additional stockholders may be obtained. The number of directors may be changed as provided in N.R.S. 78.330.

ARTICLE VIII

A. No director of the corporation shall be liable to the corporation or any of its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this Article VIII shall not authorize the elimination or limitation of liability of a director of the corporation to the extent the director is found liable for: (i) a breach of such director's duty of loyalty to the corporation or its shareholders; (ii) an act or omission not in good faith that constitutes a breach of duty of such director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which such director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute.

B. The capital stock of this corporation after the amount of the subscription price or par value has been paid in, shall not be subject to assessment to pay debts of this corporation and no stock issued as fully paid up shall ever be assessable or assessed and the Articles of Incorporation shall not be amended in this particular.
ARTICLE IX
This corporation is to have perpetual existence.
Dorothy A. Mortenson, the undersigned, being the original incorporator for the purpose of forming a corporation to do business both within and without the state of Nevada, and in pursuance of the General Corporation Law of the State of Nevada, effective March 31, 1925 and as subsequently amended do make and file this certificate, hereby declaring and certifying that the facts herein above stated are true.

Dorothy A. Mortenson
22nd day of May, 1999.
Address:  P.O. Box 5034
          Alvin, TX 77512
                         EXHIBIT 3.2






                          BYLAWS OF

            PARAGON POLARIS STRATAGIES INC. INC.



CONTENTS OF INITIAL BYLAWS

ARTICLE   PAGE

1.00 CORPORATE CHARTER AND BYLAWS
1.01 Corporate Charter Provisions                                4
1.02 Registered Agent or Office Requirement
of Filing Changes with Secretary of State                        4
1.03 Initial Business Office                                     4
1.04 Amendment of Bylaws                                         4

2.00 DIRECTORS AND DIRECTORS MEETINGS
2.01 Action Without Meeting                                      5
2.02 Telephone Meetings                                          5
2.03 Place of Meetings                                           5
2.04 Regular Meetings                                            5
2.05 Call of Special Meeting                                     5
2.06 Quorum                                                      6
2.07 Adjournment Notice of Adjourned Meetings                    6
2.08 Conduct of Meetings                                         6
2.09 Powers of the Board of Directors                            6
2.10 Board Committees Authority to Appoint                       7
2.11 Transactions with Interested Directors                      7
2.12 Number of Directors                                         7
2.13 Term of Office                                              7
2.14 Removal of Directors                                        8
2.15 Vacancies                                                   8
2.15(a)   Declaration of Vacancy                                 8
2.15(b)   Filling Vacancies by Directors                         8
2.15(c)   Filling Vacancies by Shareholders                      8
2.16 Compensation                                                9
2.17 Indemnification of Directors and Officers                   9
2.18 Insuring Directors, Officers, and Employees                 9

ARTICLE   PAGE

3.00 SHAREHOLDERS MEETINGS
3.01 Action Without Meeting                                      9
3.02 Telephone Meetings                                          10
3.03 Place of Meetings                                           10
3.04 Notice of Meetings                                          10
3.04 Voting List                                                 10
3.05 Votes per Share                                             11
3.07 Cumulative Voting                                           11
3.08 Proxies                                                     11
3.09 Quorum                                                      12
3.09(a)   Quorum of Shareholders                                 12
3.09(b)   Adjourn for Lack or Loss of Quorum                     12
3.10 Voting by Voice or Ballot                                   12
3.11 Conduct of Meetings                                         12
3.12 Annual Meetings                                             12
3.13 Failure to Hold Annual Meeting                              13
3.14 Special Meetings                                            13
4.00 OFFICERS
4.01 Title and Appointment                                       13
4.01(a)   Chairman                                               13
4.01(b)   President                                              14
4.01(c)   Vice President                                         14
4.01(d)   Secretary                                              14
4.01(e)   Treasurer                                              15
4.01(f)   Assistant Secretary or
Assistant Treasurer                                              15
4.02 Removal and Resignation                                     15
4.03 Vacancies                                                   16
4.04 Compensation                                                16

5.00 AUTHORITY TO EXECUTE INSTRUMENTS
5.01 No Authority Absent Specific Authorization                  16
5.02 Execution of Certain Instruments                            16

6.00 ISSUANCE AND TRANSFER OF SHARES
6.01 Classes and Series of Shares                                17
6.02 Certificates for Fully Paid Shares                          17
6.03 Consideration for Shares                                    17
6.04 Replacement of Certificates                                 17
6.05 Signing Certificates Facsimile Signatures                   18
6.06 Transfer Agents and Registrars                              18
6.07 Conditions of Transfer                                      18
6.08 Reasonable Doubts as to Right to Transfer                   18

7.00 CORPORATE RECORDS AND ADMINISTRATION
7.01 Minutes of Corporate Meetings                               18
7.02 Share Register                                              19
7.03 Corporate Seal                                              19
7.04 Books of Account                                            19
7.05 Inspection of Corporate Records                             20
7.06 Fiscal Year                                                 20
7.07 Waiver of Notice                                            20

8.00 ADOPTION OF INITIAL BYLAWS                                  20


ARTICLE ONE - CORPORATE CHARTER AND BYLAWS

1.01 CORPORATE CHARTER PROVISIONS
The Corporation's Charter authorizes twenty-five million (25,000,000) shares to be issued. The officers and transfer agents issuing shares of the Corporation shall ensure that the total number of shares outstanding at any given time does not exceed this number. Such officers and agents shall advise the Board at least annually of the authorized shares remaining available to be issued. No shares shall be issued for less than the par value stated in the Charter. Each Charter provision shall be observed until amended by Restated Articles or Articles of Amendment duly filed with the Secretary of State.

1.02 REGISTERED AGENT AND OFFICEBREQUIREMENT OF FILING CHANGES WITH SECRETARY OF STATE
The address of the Registered Office provided in the Articles of Incorporation, as duly filed with the Secretary of State for the State of Nevada, is: 50 West Liberty Street, Suite 880, Reno, Nevada 89501.
The name of the Registered Agent of the Corporation at such address, as set forth in its Articles of Incorporation, is:
Nevada Agency and Trust Company.
The Registered Agent or Office may be changed by filing a Statement of Change of Registered Agent or Office or Both with the Secretary of State, and not otherwise. Such filing shall be made promptly with each change. Arrangements for each change in Registered Agent or Office shall ensure that the Corporation is not exposed to the possibility of a default judgment. Each successive Registered Agent shall be of reliable character and well informed of the necessity of immediately furnishing the papers of any lawsuit against the Corporation to its attorneys.

1.03 INITIAL BUSINESS OFFICE
The address of the initial principal business office of the Corporation is hereby established as: 2400 Loop 35 #1502, Alvin, Texas 77511.
The Corporation may have additional business offices within the State of Nevada and where it may be duly qualified to do business outside of Nevada, as the Board of Directors may from time to time designate or the business of the Corporation may require.

1.04 AMENDMENT OF BYLAWS
The Shareholders or Board of Directors, subject to any limits imposed by the Shareholders, may amend or repeal these Bylaws and adopt new Bylaws. All amendments shall be upon advice of counsel as to legality, except in emergency. Bylaw changes shall take effect upon adoption unless otherwise specified. Notice of Bylaws changes shall be given in or before notice given of the first Shareholders' meeting following their adoption.


ARTICLE TWO - DIRECTORS AND DIRECTORS' MEETINGS

2.01 ACTION BY CONSENT OF BOARD WITHOUT MEETING
Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, and shall have the same force and effect as a unanimous vote of Directors, if all members of the Board consent in writing to the action. Such consent may be given individually or collectively.

2.02 TELEPHONE MEETINGS
Subject to the notice provisions required by these Bylaws and by the Business Corporation Act, Directors may participate in and hold a meeting by means of conference call or similar communication by which all persons participating can hear each other. Participation in such a meeting shall constitute presence in person at such meeting, except participation for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

2.03 PLACE OF MEETINGS
Meetings of the Board of Directors shall be held at the business office of the Corporation or at such other place within or without the State of Nevada as may be designated by the Board.

2.04 REGULAR MEETINGS
Regular meetings of the Board of Directors shall be held, without call or notice, immediately following each annual
Shareholders' meeting, and at such other regularly repeating times as the Directors may determine.

2.05 CALL OF SPECIAL MEETING
Special meetings of the Board of Directors for any purpose may be called at any time by the President or, if the President is absent or unable or refuses to act, by any Vice President or any two Directors. Written notices of the special meetings, stating the time and place of the meeting, shall be mailed ten days before, or telegraphed or personally delivered so as to be received by each Director not later than two days before, the day appointed for the meeting. Notice of meetings need not indicate an agenda. Generally, a tentative agenda will be included, but the meeting shall not be confined to any agenda included with the notice.
Meetings provided for in these Bylaws shall not be invalid for lack of notice if all persons entitled to notice consent to the meeting in writing or are present at the meeting and do not object to the notice given. Consent may be given either before or after the meeting.
Upon providing notice, the Secretary or other officer sending notice shall sign and file in the Corporate Record Book a statement of the details of the notice given to each Director. If such statement should later not be found in the Corporate Record Book, due notice shall be presumed.

2.06 QUORUM
The presence throughout any Directors' meeting, or adjournment thereof, of a majority of the authorized number of Directors shall be necessary to constitute a quorum to transact any business, except to adjourn. If a quorum is present, every act done or resolution passed by a majority of the Directors present and voting shall be the act of the Board of Directors.

2.07 ADJOURNMENT AND NOTICE OF ADJOURNED MEETINGS
A quorum of the Directors may adjourn any Directors' meeting to meet again at a stated hour on a stated day. Notice of the time and place where an adjourned meeting will be held need not be given to absent Directors if the time and place is fixed at the adjourned meeting. In the absence of a quorum, a majority of the Directors present may adjourn to a set time and place if notice is duly given to the absent members, or until the time of the next regular meeting of the Board.

2.08 CONDUCT OF MEETINGS
At every meeting of the Board of Directors, the Chairman of the Board, if there is such an officer, and if not, the President, or in the President's absence, a Vice President designated by the President, or in the absence of such designation, a Chairman chosen by a majority of the Directors present, shall preside. The Secretary of the Corporation shall act as Secretary of the Board of Directors' meetings. When the Secretary is absent from any meeting, the Chairman may appoint any person to act as Secretary of that meeting.

2.09 POWERS OF THE BOARD OF DIRECTORS
The business and affairs of the Corporation and all corporate powers shall be exercised by or under authority of the Board of Directors, subject to limitations imposed by law, the Articles of Incorporation, any applicable
Shareholders' agreement, and these Bylaws.

2.10 BOARD COMMITTEESBAUTHORITY TO APPOINT
The Board of Directors may designate an executive committee and one or more other committees to conduct the business and affairs of the Corporation to the extent authorized. The Board shall have the power at any time to change the powers and membership of, fill vacancies in, and dissolve any committee. Members of any committee shall receive such compensation as the Board of Directors may from time to time provide. The designation of any committee and the delegation of authority thereto shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

2.11 TRANSACTIONS WITH INTERESTED DIRECTORS
Any contract or other transaction between the Corporation and any of its Directors (or any corporation or firm in which any of its Directors are directly or indirectly interested) shall be valid for all purposes notwithstanding the presence of that Director at the meeting during which the contract or transaction was authorized, and notwithstanding the Directors' participation in that meeting. This section shall apply only if the contract or transaction is just and reasonable to the Corporation at the time it is authorized and ratified, the interest of each Director is known or disclosed to the Board of Directors, and the Board nevertheless authorizes or ratifies the contract or transaction by a majority of the disinterested Directors present. Each interested Director is to be counted in determining whether a quorum is present, but shall not vote and shall not be counted in calculating the majority necessary to carry the vote. This section shall not be construed to invalidate contracts or transactions that would be valid in its absence.

2.12 NUMBER OF DIRECTORS
The number of Directors of this Corporation shall be no more than five (5) or less than one (1). No Director need be a resident of Nevada or a Shareholder. The number of Directors may be increased or decreased from time to time by amendment to these Bylaws. Any decrease in the number of Directors shall not have the effect of shortening the tenure, which any incumbent Director would otherwise enjoy.

2.13 TERM OF OFFICE
Directors shall be entitled to hold office until their successors are elected and qualified. Election for all Director positions, vacant or not vacant, shall occur at each annual meeting of the Shareholders and may be held at any special meeting of Shareholders called specifically for that purpose.

2.14 REMOVAL OF DIRECTORS
The entire Board of Directors or any individual Director may be removed from office by a vote of Shareholders holding a majority of the outstanding shares entitled to vote at an election of Directors. However, if less than the entire Board is to be removed, no one of the Directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors. No director may be so removed except at an election of the class of Directors of which he is a part. If any or all Directors are so removed, new Directors may be elected at the same meeting. Whenever a class or series of shares is entitled to elect one or more Directors under authority granted by the Articles of Incorporation, the provisions of this Paragraph apply to the vote of that class or series and not to the vote of the outstanding shares as a whole.

2.15 VACANCIES
Vacancies on the Board of Directors shall exist upon the occurrence of any of the following events: (a) the death, resignation, or removal of any Director; (b) an increase in the authorized number of Directors; or (c) the failure of the Shareholders to elect the full authorized number of Directors to be voted for at any annual, regular, or special Shareholders' meeting at which any Director is to be elected.

2.15(a)   DECLARATION OF VACANCY
A majority of the Board of Directors may declare vacant the office of a Director if the Director: (a) is adjudged incompetent by a court order; (b) is convicted of a crime involving moral turpitude; (c) or fails to accept the office of Director, in writing or by attending a meeting of the Board of Directors, within thirty (30) days of notice of election.

2.15(b)   FILLING VACANCIES BY DIRECTORS
Vacancies other than those caused by an increase in the number of Directors may be filled temporarily by majority vote of the remaining Directors, though less than a quorum, or by a sole remaining Director. Each Director so elected shall hold office until a qualified successor is elected at a Shareholders' meeting.

2.15(c)   FILLING VACANCIES BY SHAREHOLDERS
Any vacancy on the Board of Directors, including those caused by an increase in the number of Directors shall be filled by the Shareholders at the next annual meeting or at a special meeting called for that purpose. Upon the resignation of a Director tendered to take effect at a future time, the Board or the Shareholders may elect a successor to take office when the resignation becomes effective.

2.16 COMPENSATION
Directors shall receive such compensation for their services as Directors as shall be determined from time to time by resolution of the Board. Any Director may serve the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receive compensation therefor.

2.17 INDEMNIFICATION OF DIRECTORS AND OFFICERS
The Board of Directors shall authorize the Corporation to pay or reimburse any present or former Director or officer of the Corporation any costs or expenses actually and necessarily incurred by that officer in any action, suit, or proceeding to which the officer is made a party by reason of holding that position, provided, however, that no officer shall receive such indemnification if finally adjudicated therein to be liable for negligence or misconduct in office. This indemnification shall extend to good-faith expenditures incurred in anticipation of threatened or proposed litigation. The Board of Directors may in proper cases, extend the indemnification to cover the good-faith settlement of any such action, suit, or proceeding, whether formally instituted or not.

2.18 INSURING DIRECTORS, OFFICERS, AND EMPLOYEES
The Corporation may purchase and maintain insurance on behalf of any Director, officer, employee, or agent of the Corporation, or on behalf of any person serving at the request of the Corporation as a Director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against that person and incurred by that person in any such corporation, whether or not the Corporation has the power to indemnify that person against liability for any of those acts.

ARTICLE THREE - SHAREHOLDERS' MEETINGS

3.01 ACTION WITHOUT MEETING
Any action that may be taken at a meeting of the Shareholders under any provision of the Nevada Business Corporation Act may be taken without a meeting if authorized by a consent or waiver filed with the Secretary of the Corporation and signed by all persons who would be entitled to vote on that action at a Shareholders' meeting. Each such signed consent or waiver, or a true copy thereof, shall be placed in the Corporate Record Book.

3.02 TELEPHONE MEETINGS

Subject to the notice provisions required by these Bylaws and by the Business Corporation Act, Shareholders may participate in and hold a meeting by means of conference call or similar communication by which all persons participating can hear each other. Participation in such a meeting shall constitute presence in person at such meeting, except participation for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.



3.03 PLACE OF MEETINGS
Shareholders' meetings shall be held at the business office of the Corporation, or at such other place within or without the State of Nevada as may be designated by the Board of Directors or the Shareholders.

3.04 NOTICE OF MEETINGS
The President, the Secretary, or the officer or persons calling a Shareholders' Meeting. shall give notice, or cause it to be given, in writing to each Director and to each Shareholder entitled to vote at the meeting at least ten
(10) but not more than sixty (60) days before the date of the meeting. Such notice shall state the place, day, and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called. Such written notice may be given personally, by mail, or by other means. Such notice shall be addressed to each recipient at such address as appears on the Books of the Corporation or as the recipient has given to the Corporation for the purpose of notice. Meetings provided for in these Bylaws shall not be invalid for lack of notice if all persons entitled to notice consent to the meeting in writing or are present at the meeting in person or by proxy and do not object to the notice given, Consent may be given either before or after the meeting. Notice of the reconvening of an adjourned meeting is not necessary unless the meeting is adjourned more than thirty days past the date stated in the notice, in which case notice of the adjourned meeting shall be given as in the case of any special meeting. Notice may be waived by written waivers signed either before or after the meeting by all persons entitled to the notice.

3.05 VOTING LIST
At least ten (10), but not more than sixty (60), days before each Shareholders' meeting, the officer or agent having charge of the Corporation's share transfer books shall make a complete list of the Shareholders entitled to vote at that meeting or any adjournment thereof, arranged in alphabetical order, with the address and the number of shares held by each. The list shall be kept on file at the Registered Office of the Corporation for at least ten (10) days prior to the meeting, and shall be subject to inspection by any Director, officer, or Shareholder at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting and shall be subject, during the whole time of the meeting, to the inspection of any Shareholder. The original share transfer books shall be prima facie evidence as to the Shareholders entitled to examine such list or transfer books or to vote at any meeting of Shareholders. However, failure to prepare and to make the list available in the manner provided above shall not affect the validity of any action taken at the meeting.

3.06 VOTES PER SHARE
Each outstanding share, regardless of class, shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of Shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied pursuant to the Articles of Incorporation. A Shareholder may vote in person or by proxy executed in writing by the Shareholder, or by the Shareholder's duly authorized attorney-in-fact.

3.07 CUMULATIVE VOTING
Subject to any limitation stated in the Articles of Incorporation, every Shareholder entitled to vote at any election of Directors may cumulate votes. For this purpose, each Shareholder shall have a number of votes equal to the number of Directors to be elected multiplied by the number of votes to which the Shareholder's shares are entitled. The Shareholder may cast all these votes for one candidate or may distribute the votes among any number of candidates. The candidates receiving the highest number of votes are elected, up to the number of vacancies to be filled. No Shareholder may cumulate votes unless that Shareholder gives written notice of his or her intention to do so to the Secretary of the Corporation on or before the day preceding the election at which the votes will be cumulated. If any Shareholder gives written notice as provided above, all Shareholders may cumulate their votes.

3.08 PROXIES
A Shareholder may vote either in person or by proxy executed in writing by the Shareholder or his or her duly authorized attorney in fact. Unless otherwise provided in the proxy or by law, each proxy shall be revocable and shall not be valid after eleven (11) months from the date of its execution,

3.09 QUORUM
3.09(a)   QUORUM OF SHAREHOLDERS
As to each item of business to be voted on, the presence (in person or by proxy) of the persons who are entitled to vote a majority of the outstanding voting shares on that matter shall constitute the quorum necessary for the consideration of the matter at a Shareholders' meeting. The vote of the holders of a majority of the shares entitled to vote on the matter and represented at a meeting at which a quorum is present shall be the act of the Shareholders' meeting.

3.09(b)   ADJOURNMENT FOR LACK OR LOSS OF QUORUM
No business may be transacted in the absence of a quorum, or upon the withdrawal of enough Shareholders to leave less than a quorum; other than to adjourn the meeting from time to time by the vote of a majority of the shares represented at the meeting.

3.10 VOTING BY VOICE OR BALLOT
Elections for Directors need not be by ballot unless a Shareholder demands election by ballot before the voting begins.

3.11 CONDUCT OF MEETINGS
Meetings of the Shareholders shall be chaired by the President, or, in the President's absence, a Vice President designated by the President, or, in the absence of such designation, any other person chosen by a majority of the Shareholders of the Corporation present in person or by proxy and entitled to vote. The Secretary of the Corporation, or, in the Secretary's absence, an Assistant
Secretary, shall act as Secretary of all meetings of the Shareholders. In the absence of the Secretary or Assistant
Secretary, the Chairman shall appoint another person to act as Secretary of the meeting.

3.12 ANNUAL MEETINGS
The time, place, and date of the annual meeting of the Shareholders of the Corporation, for the purpose of electing Directors and for the transaction of any other business as may come before the meeting, shall be set from time to time by a majority vote of the Board of Directors. If the day fixed for the annual meeting shall be on a legal holiday in the State of Nevada, such meeting shall be held on the next succeeding business day. If the election of Directors is not held on the day thus designated for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the Shareholders as soon thereafter as possible.

3.13 FAILURE TO HOLD ANNUAL MEETING
If, within any 13-month period, an annual Shareholders' Meeting is not held, any Shareholder may apply to a court of competent jurisdiction in the county in which the principal office of the Corporation is located for a summary order that an annual meeting be held.

3.14 SPECIAL MEETINGS
A special Shareholders' meeting may be called at any time by. (a) the President; (b) the Board of Directors; or (c) one or more Shareholders holding in the aggregate one-tenth or more of all the shares entitled to vote at the meeting.
Such meeting may be called for any purpose. The party calling the meeting may do so only by written request sent by registered mail or delivered in person to the President or Secretary. The officer receiving the written request shall within ten (10) days from the date of its receipt cause notice of the meeting to be sent to all the Shareholders entitled to vote at such a meeting. If the officer does not give notice of the meeting within ten (10) days after the date of receipt of the written request, the person or persons calling the meeting may fix the time of the meeting and give the notice. The notice shall be sent pursuant to Section 3.04 of these Bylaws. The notice of a special Shareholders' meeting must state the purpose or purposes of the meeting and, absent consent of every Shareholder to the specific action taken, shall be limited to purposes plainly stated in the notice, notwithstanding other provisions herein.

ARTICLE FOUR - OFFICERS

4.01 TITLE AND APPOINTMENT
The officers of the Corporation shall be a President and a Secretary, as required by law. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Vice Presidents, a Treasurer, one or more Assistant Secretaries, and one or more Assistant Treasurers. One person may hold any two or more offices, including President and Secretary. All officers shall be elected by and hold office at the pleasure of the Board of Directors, which shall fix the compensation and tenure of all officers.

4.01(a)   CHAIRMAN OF THE BOARD
The Chairman, if there shall be such an officer, shall, if present, preside at the meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to the Chairman by the Board of Directors or prescribed by these Bylaws.

4.01(b)   PRESIDENT
Subject to such supervisory powers, if any, as may be given to the Chairman, if there is one, by the Board of Directors, the President shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and officers of the Corporation. The President shall have the general powers and duties of management usually vested in the office of President of a corporation; shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws; and shall be ex officio a member of all standing committees, including the executive committee, if any. In addition, the President shall preside at all meetings of the Shareholders and in the absence of the Chairman, or if there is no Chairman, at all meetings of the Board of Directors.

4.01(c)   VICE PRESIDENT
Any Vice President shall have such powers and perform such duties as from time to time may be prescribed by these Bylaws, by the Board of Directors, or by the President. In the absence or disability of the President, the senior or duly appointed Vice President, if any, shall perform all the duties of the President, pending action by the Board of Directors when so acting, such Vice President shall have all the powers of, and be subject to all the restrictions on, the President.

4.01(d)   SECRETARY
The Secretary shall:
A. See that all notices are duly given in accordance with the provisions of these Bylaws and as required by law. In case of the absence or disability of the Secretary. or the Secretary's refusal or neglect to act, notice may be given and served by an Assistant Secretary or by the Chairman, the President, any Vice President, or by the Board of Directors.
B. Keep the minutes of corporate meetings, and the Corporate Record Book, as set out in Section 7.01 hereof.
C. Maintain, in the Corporate Record Book, a record of all share certificates issued or canceled and all shares of the Corporation canceled or transferred.
D. Be custodian of the Corporation's records and of any seal, which the Corporation may from time to time adopt. when the Corporation exercises its right to use a seal, the Secretary shall see that the seal is embossed on all share certificates prior to their issuance and on all documents authorized to be executed under seal in accordance with the provisions of these Bylaws.
E. In general, perform all duties incident to the office of Secretary, and such other duties as from time to time may be required by Sections 7.01, 7.02, and 7.03 of these Bylaws, by these Bylaws generally, by the Board of Directors, or by the President.

4.01(e)   TREASURER
The Treasurer shall:
F. Have charge and custody of, and be responsible for, all funds and securities of the Corporation, and deposit all funds in the name of the Corporation in those banks, trust companies, or other depositories that shall be selected by the Board of Directors.
G. Receive, and give receipt for, monies due and payable to the Corporation.
H. Disburse or cause to be disbursed the funds of the Corporation as may be directed by the Board of Directors, taking proper vouchers for those disbursements.
I. If required by the Board of Directors or the President, give to the Corporation a bond to assure the faithful performance of the duties of the Treasurer's office and the restoration to the Corporation of all corporate books, papers, vouchers, money, and other property of whatever kind in the Treasurer's possession or control, in case of the Treasurer's death, resignation, retirement, or removal from office. Any such bond shall be in a sum satisfactory to the Board of Directors, with one or more sureties or a surety company satisfactory to the Board of Directors.
J. In general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by Sections 7.O4 and 7.05 of these Bylaws, by these Bylaws generally, by the Board of Directors, or by the President.

4.01(f)   ASSISTANT SECRETARY AND ASSISTANT TREASURER
The Assistant Secretary or Assistant Treasurer shall have such powers and perform such duties as the Secretary or Treasurer, respectively, or as the Board of Directors or President may prescribe. In case of the absence of the Secretary or Treasurer, the senior Assistant Secretary or Assistant Treasurer, respectively, may perform all of the functions of the Secretary or Treasurer.

4.02 REMOVAL AND RESIGNATION
Any officer may be removed, either with or without cause, by vote of a majority of the Directors at any regular or special meeting of the Board, or, except in case of an officer chosen by the Board of Directors, by any committee or officer upon whom that power of removal may be conferred by the Board of Directors. Such removal shall be without prejudice to the contract rights, if any, of the person removed. Any officer may resign at any time by giving written notice to the Board of Directors, the President, or the Secretary of the Corporation. Any resignation shall take effect on the date of the receipt of that notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of that resignation shall not be necessary to make it effective.

4.03 VACANCIES
Upon the occasion of any vacancy occurring in any office of the Corporation, by reason of death, resignation, removal, or otherwise, the Board of Directors may elect an acting successor to hold office for the unexpired term or until a permanent successor is elected.

4.04 COMPENSATION
The compensation of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving a salary by reason of the fact that the officer is also a Shareholder or a Director of the Corporation, or both.

ARTICLE FIVEBAUTHORITY TO EXECUTE INSTRUMENTS

5.01 NO AUTHORITY ABSENT SPECIFIC AUTHORIZATION
These Bylaws provide certain authority for the execution of instruments. The Board of Directors, except as otherwise provided in these Bylaws, may additionally authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances. Unless expressly authorized by these Bylaws or the Board of Directors, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or engagement nor to pledge its credit nor to render it peculiarly liable for any purpose or in any amount.

5.02 EXECUTION OF CERTAIN INSTRUMENTS
Formal contracts of the Corporation, promissory notes, deeds, deeds of trust, mortgages, pledges, and other evidences of indebtedness of the Corporation, other corporate documents, and certificates of ownership of liquid assets held by the Corporation shall be signed or endorsed by the President or any Vice President and by the Secretary or the Treasurer, unless otherwise specifically determined by the Board of Directors or otherwise required by law.

ARTICLE SIX-ISSUANCE AND TRANSFER OF SHARES

6.01 CLASSES AND SERIES OF SHARES
The Corporation may issue one or more classes or series of shares, or both. Any of these classes or series may have full, limited, or no voting rights, and may have such other preferences, rights, privileges, and restrictions as are stated or authorized in the Articles of Incorporation. All shares of any one class shall have the same voting, conversion, redemption, and other rights, preferences, privileges, and restrictions, unless the class is divided into series, If a class is divided into series, all the shares of any one series shall have the same voting, conversion, redemption, and other. rights, preferences, privileges, and restrictions. There shall always be a class or series of shares outstanding that has complete voting rights except as limited or restricted by voting rights conferred on some other class or series of outstanding shares.

6.02 CERTIFICATES FOR FULLY PAID SHARES
Neither shares nor certificates representing shares may be issued by the Corporation until the full amount of the consideration has been received when the consideration has been paid to the Corporation, the shares shall be deemed to have been issued and the certificate representing the shares shall be issued to the shareholder.

6.03 CONSIDERATION FOR SHARES
Shares may be issued for such consideration as may be fixed from time to time by the Board of Directors, but not less than the par value stated in the Articles of Incorporation. The consideration paid for the issuance of shares shall consist of money paid, labor done, or property actually received, and neither promissory notes nor the promise of future services shall constitute payment nor partial payment for shares of the Corporation.

6.04 REPLACEMENT OF CERTIFICATES
No replacement share certificate shall be issued until the former certificate for the shares represented thereby shall have been surrendered and canceled, except that replacements for lost or destroyed certificates may be issued, upon such terms, conditions, and guarantees as the Board may see fit to impose, including the filing of sufficient indemnity.

6.05 SIGNING CERTIFICATES-FACSIMILE SIGNATURES
All share certificates shall be signed by the officer(s) designated by the Board of Directors. The signatures of the foregoing officers may be facsimiles. If the officer who has signed or whose facsimile signature has been placed on the certificate has ceased to be such officer before the certificate issued, the certificate may be issued by the Corporation with the same effect as if he or she were such officer on the date of its issuance.

6.06 TRANSFER AGENTS AND REGISTRARS
The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, at such times and places as the requirements of the Corporation may necessitate and the Board of Directors may designate. Each registrar appointed, if any, shall be an incorporated bank or trust company, either domestic or foreign.

6.07 CONDITIONS OF TRANSFER
The party in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof as regards the Corporation, provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, and prior written notice thereof shall be given to the Secretary of the Corporation, or to its transfer agent, if any, such fact shall be stated in the entry of the transfer.

6.08 REASONABLE DOUBTS AS TO RIGHT TO TRANSFER
When a transfer of shares is requested and there is reasonable doubt as to the right of the person seeking the transfer, the Corporation or its transfer agent, before recording the transfer of the shares on its books or issuing any certificate therefor, may require from the person seeking the transfer reasonable proof of that person's right to the transfer. If there remains a reasonable doubt of the right to the transfer, the Corporation may refuse a transfer unless the person gives adequate security or a bond of indemnity executed by a corporate surety or by two individual sureties satisfactory to the Corporation as to form, amount, and responsibility of sureties. The bond shall be conditioned to protect the Corporation, its officers, transfer agents, and registrars, or any of them, against any loss, damage, expense, or other liability for the transfer or the issuance of a new certificate for shares.

ARTICLE SEVENBCORPORATE RECORDS AND ADMINISTRATION

7.01 MINUTES OF CORPORATE MEETINGS
The Corporation shall keep at the principal office, or such other place as the Board of Directors may order, a book recording the minutes of all meetings of its Shareholders and Directors, with the time and place of each meeting, whether such meeting was regular or special, a copy of the notice given of such meeting, or of the written waiver thereof, and, if it is a special meeting, how the meeting was authorized. The record book shall further show the number of shares present or represented at Shareholders' meetings, and the names of those present and the proceedings of all meetings.

7.02 SHARE REGISTER
The Corporation shall keep at the principal office, or at the office of the transfer agent, a share register showing the names of the Shareholders, their addresses, the number and class of shares issued to each, the number and date of issuance of each certificate issued for such shares, and the number and date of cancellation of every certificate surrendered for cancellation. The above information may be kept on an information storage device such as a computer, provided that the device is capable of reproducing the information in clearly legible form. If the Corporation is taxed under Internal Revenue Code Section 1244 or Subchapter S, the Officer issuing shares shall maintain the appropriate requirements regarding issuance.

7.03 CORPORATE SEAL
The Board of Directors may at any time adopt, prescribe the use of, or discontinue the use of, such corporate seal as it deems desirable, and the appropriate officers shall cause such seal to be affixed to such certificates and documents as the Board of Directors may direct.

7.04   BOOKS OF ACCOUNT
The Corporation shall maintain correct and adequate accounts of its properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus, and shares. The corporate bookkeeping procedures shall conform to accepted accounting practices for the Corporation's business or businesses. subject to the foregoing, The chart of financial accounts shall be taken from, and designed to facilitate preparation of, current corporate tax returns. Any surplus, including earned surplus, paid-in surplus, and surplus arising from a reduction of stated capital, shall be classed by source and shown in a separate account. If the Corporation is taxed under Internal Revenue Code Section 1244 or Subchapter S, the officers and agents maintaining the books of account shall maintain the appropriate requirements.

7.05   INSPECTION OF CORPORATE RECORDS
A Director or Shareholder demanding to examine the Corporation's books or records may be required to first sign an affidavit that the demanding party will not directly or indirectly participate in reselling the information and will keep it confidential other than in use for proper purposes reasonably related to the Director's or Shareholder's role. A Director who insists on examining the records while refusing to sign this affidavit thereby resigns as a Director.

7.06   FISCAL YEAR
The fiscal year of the Corporation shall be as determined by the Board of Directors and approved by the Internal Revenue Service. The Treasurer shall forthwith arrange a consultation with the Corporation's tax advisers to determine whether the Corporation is to have a fiscal year other than the calendar year. If so, the Treasurer shall file an election with the Internal Revenue Service as early as possible, and all correspondence with the IRS, including the application for the Corporation's Employer Identification Number, shall reflect such non-calendar year election.

7.07 WAIVER OF NOTICE
Any notice required by law or by these Bylaws may be waived by execution of a written waiver of notice executed by the person entitled to the notice. The waiver may be signed before or after the meeting.

ARTICLE EIGHT- ADOPTION OF INITIAL BYLAWS
The Board of Directors adopted the foregoing bylaws on October 6, 1999.

      /S/ J.P. Beehner
  Director

  /S/ Dorothy A. Mortenson
  Director
  Attested to, and certified by:  /S/ Dorothy A. Mortenson,
  Secretary







                           EXHIBIT 5.1







                     OPINION AS TO LEGALITY

                      ARTHUR J. FROST, LTD.
                      Arthur J. Frost, Esq.
                    7549 W. Heatherbrae Drive
                     Phoenix, Arizona 85033
                         (623) 849-2050
                    (623) 873-1799 Facsimile
June 22, 2000

Paragon Polaris Strategies.com Inc.
404 Scott Point Drive
Salt Spring Island, BC V8K 2R2
Canada

     Re: Paragon Polaris Strategies.com Inc. Registration
Statement on Form SB2/A

Ladies and Gentlemen:

     We have acted as counsel for Paragon Polaris Strategies.com Inc., a Nevada corporation (the Company), in connection with the preparation of the Registration Statement on Form SB2 (the Registration Statement) file with the Securities and Exchange Commission (the Commission) pursuant to the Securities Act of 1933 (the Act), relating to the public offering (the Offering) or up to one million (1,000,000) shares (the Shares) of; the Companys common stock, $0.001 par value (the Common Stock) by the issuer through the means of a self-underwriting. This opinion is being furnished pursuant to Item 601(b)(5) of Regulation K under the Act.

     In rendering the opinions set forth below, we have reviewed
(a) the Registration Statement and exhibits thereto; (b) the Companys Articles of Incorporation; (c) the Companys Bylaws;
(d) certain records of the Companys corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

     Based on the foregoing, we are of the opinion that those shares of the selling shareholders are validly issued, fully paid and non-assessable.

     We are also of the opinion that if and when the Registration Statement should become effective, all shares sold to the public through the use of the Registration Statement and the Prospectus contained therein, will be validly issued, fully paid and non-assessable.




     We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to all references to this Firm under the caption Interests of Named Experts and Counsel in the Registration Statement.

     Very Truly Yours,
     Arthur J. Frost Ltd.

     /S/ Arthur J. Frost
     Arthur J. Frost














                          EXHIBIT 10.1








                        LICENSE AGREEMENT


                             BETWEEN


                    VITAMINERALHERB.COM INC.
                               AND
                DAVID R. MORTENSON AND ASSOCIATES

                        DISTRIBUTION  AGREEMENT

THIS DISTRIBUTION AGREEMENT ("Agreement") is made and effective as of June 10, 1999 by and between Vitamineralherb.Com Inc., a Nevada Corporation ("Vita") and David R. Mortenson & Associates, a Texas general partnership (ADRM@), with reference to the following facts:

A. Vita is in the business of Internet marketing of private labeled vitamin, mineral and/or nutritional supplement products as well as other health and fitness (the Products) to health practitioners and fitness practitioners.

B. Vita desires to increase its marketing exposure to health practitioners and fitness practitioners.

3. DRM desires to market the Products to various health and fitness practitioners in territories in which Vita does not currently market. The parties agree that DRM may expand the marketing of the Products by entering into sub-distribution agreements with other entities (the Sub-licensees).

NOW THEREFORE, for $10.00 and in consideration of the mutual promises, warranties and covenants herein contained, the parties hereby agree as follows:

1. Scope of Agreement. This Agreement shall govern all Products sold through Vitas web site to any customer of DRM or of Sub-licensee(s) (Customer(s)). Exhibit A contains detailed information regarding specifications, quality control, pricing and other terms relating to the first Product(s) to be ordered through Vitas web site. The parties agree that Exhibit A will be amended to include similar information with respect to any future orders of the same product or any new Product ordered through Vita by DRM or by Sub-licensee(s) or Customers. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THIS AGREEMENT AND ANY PURCHASE ORDER SUBMITTED BY CUSTOMER, THE TERMS OF THIS AGREEMENT WILL CONTROL.

2. Manufacture of Products. Vitamin, mineral and/or nutritional supplement Products marketed through Vitas web site shall be products manufactured by FDA approved manufacturers which shall manufacture, package and prepare the Products for shipment in accordance with the specifications and requirements described on Exhibit A hereto as it may be modified from time to time. Quality control standards relating to the Product's weight, color, consistency, micro-biological content, labeling and packaging are also set forth on Exhibit A. In the event that Exhibit A is incomplete, Products shall be manufactured and shipped in accordance with industry standards.

3. Labeling; Packaging; Shipping. DRMs or Sub-licensees customers shall use standard labels as specified by Vita. Vita agrees to insert each customer=s name and address on the standard labels in return for handling charges which shall be specified from time to time. Vita warrants that the standard labels shall contain all information necessary to conform to industry requirements.

4. Products and Pricing. The pricing for the Product(s) is set forth on Exhibit A and may be amended from time to time. Terms are payment by credit card or electronic funds transfer at time of purchase. Unless otherwise specified on Exhibit A, the lead time from receipt of payment to delivery is 4-6 weeks.

5. Minimum Purchases for Vitamin, Mineral, and/or Nutritional Supplements. The minimum purchase order quantity is 100 bottles per formulation for standard Products. Customer Formulas, as defined herein, shall have minimum purchase quantities of 5,000 units unless and until such Customer Formula shall have been added to the standard Products.

6.   Web Site Maintenance; Fees.   Vita agrees to maintain a web site
     (the AWeb Site@) for sales of Product by DRM or its Sub-licensee(s). DRM agrees that all sales of Product made by DRM or its Sub-licensees will be accomplished through the Web Site. DRM further agrees that DRM shall pay to Vita a maintenance fee of $500 yearly, beginning on the anniversary date of this Agreement, for maintenance of the Web site. DRM further agrees that the Sub-licensees shall each be obligated to pay $500 yearly to Vita, on the anniversary date(s) of the agreement(s) between Sub-licensee(s) and DRM, for maintenance of the Web Site.

7.   Rights in Formulas.

     (a) Customer Formulas. Any formula provided exclusively by DRMs or Sub-licensees Customer shall be owned by Customer ("Customer Formula"), provided that such Customer Formula does not substantially duplicate an existing Vita formula. Vita agrees not to sell products to other customers using any Customer Formula during the period in which Customer is ordering products containing the formula and for so long as Customer continues to purchase products containing the Customer Formula.

          (c) Joint Formulas. If Vita and Customer jointly create a formula ("Joint Formula"), such Joint Formula will be jointly owned by the parties. Vita agrees not to sell products to other customers using the Joint Formula during the period in which Customer is ordering products containing the Joint Formula from Vita without written permission from Customer. In the event that Customer fails to order a specific Joint Formula Product for a period of 3 months, Vita shall be free to sell products containing the Joint Formula to other customers.

8. Term of Agreement; Breach of Agreement. This Agreement shall continue for three (3) years, and shall be automatically renewed unless one of the parties provides ninety (90) days written notice of termination to the other party. In the event of a material breach of this Agreement, the non-breaching party may provide written notice of termination which shall be effective upon receipt. In the event of termination by DRM or Sub-licensee prior to delivery of Product for which a purchase order has been submitted, the terminating party shall reimburse Vita for the cost of all Product and return of any boxes and labels. In no event shall reimbursement of these amounts limit Vitas legal right to seek compensation for the amount of its profit or any other damages accrued under any canceled purchase order. In no event shall Vita be required to accept or deliver product under any purchase order if Vita has not received the outstanding balance due on any previous purchase order in a timely manner. Failure to so perform shall not be deemed a breach of this Agreement by Vita.

9. Override; Payment to DRM. All purchases shall be made through the Web Site, and payments shall be made by credit card or other approved methods such as electronic funds transfer or debit card. DRM agrees that Vita shall retain a 10% override on all sales made through the Web Site by DRM or Sub-licensee(s). Vita agrees to pay supplier for the Product purchased, retain Vita=s override, and remit the balance to DRM or Sub-licensee. Vita further agrees to provide DRM with a Monthly Sales Report of all sales made by DRM through the Web Site. After DRM has notified Vita of any grant of Sub-license to a territory, Vita will provide Sub-licensee(s) with a Monthly Sales Report of all sales made by Sub-licensee(s) in Sub-licensee(s) territory. Vita will deliver the printed breakdown by the tenth day of the month following such sales.

10. Trade Secrets. Vita and DRM and Sub-licensee(s) are the owners of certain products, technology, information, customer lists, services, processes, financial information, pending or prospective transactions/proposals, operating and marketing plans and procedures, designs, product formulas, specifications, manufacturing methods, ideas, prototypes, software, patent, trademark and copyright applications or registrations and other similar data relating to each party's business which data is not publicly known and derives economic value from not being publicly known (collectively "Trade Secrets"). Each party agrees that it will not use or disclose to third parties any Trade Secret it receives from the other, except as may be contemplated by this Agreement. Each party agrees that it will take all reasonable precautions to assure that no Trade Secret is conveyed to any officer, employee, agent, manufacturer or other third party who does not have a need to know such Trade Secret. The obligations created by this Section 10 shall survive the termination of this Agreement or any business relationship between the parties. Any Trade Secret contained in any writing will be returned to the other party promptly upon written request, together with any reproductions thereof.

11. Governing Law; Dispute Resolution. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas. Any dispute arising under this Agreement shall be resolved pursuant to the terms of the Dispute Resolution Agreement attached hereto as Exhibit B.

12. Miscellaneous Provisions. This Agreement constitutes the entire Agreement between the parties and supersedes any prior or contemporaneous agreements, oral or written. This Agreement may only be amended by a writing signed by both parties. This Agreement may not be assigned without the written consent of the other party; provided that this Agreement may be assigned without consent to an entity acquiring all or substantially all of the assets of either party. Any notice required or permitted to be given under this Agreement shall be in writing and sent by telecopy, personal delivery or certified mail, return receipt requested, as follows:

     If to Vitamineralherb.Com, Inc.:   Mr. D. R. Mortenson, President
                              P. O. Box 2370
                              Alvin TX 77512-2370

     If to David R. Mortenson & Associates:  Mr. David R. Mortenson
                                   P. O. Box 5034
                                   Alvin TX 77512-5034
                                   Fax: (281)388-1047

     Notice shall be deemed effective upon receipt if made by confirmed telecopy, personal delivery or 48 hours after deposit in the United States mail with the required postage.












IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

VITAMINERALHERB.COM INC.
a Nevada corporation

By:
     David R. Mortenson, President

DAVID R. MORTENSON & ASSOCIATES
a Texas General Partnership


By:  _________________________________
     David R. Mortenson, General Partner
EXHIBIT A
PRODUCT SPECIFICATIONS

     In the event of any inconsistency between the terms of Customer's purchase order and this Product Specification Sheet, this Sheet and the terms of the Manufacturing Agreement shall control.
Short Product Name: _____________________________
Exact Product Ingredients and Percentages:





Other Product Specifications:
Color: ___________ Tablet Type: ____________
Consistency:______________
Weight: _______ Bottle Size/Color:____________ Bottle Count:
___________
Cotton Insert:____ Bottle Seal:____ Shrink Wrap Neck Band:___ Silicon
Pack:____
Micro-biological content: Customer to specify any requirements, if none specified, product will be manufactured to industry standards.
Labels: Labels and/or boxes to be provided by Customer [identify any size] _________
Labels/Boxes to be Received by [date] _____ to ensure timely delivery Master Pack/Wrapping/Palleting Requirements (if any):_________________________
Ship to Address: _________________________________________________
Order Quantity: (minimum 5,000 BOTTLES): ________
Price: _____________ FOB IFM's facility in San Diego, CA.
Delivery Dates(s): _______________________________________
Terms of Sale: 50% with submission of purchase order; 50% due upon completion of manufacturing, unless otherwise specified
_________________________
Purchase Order Number: ________________
Date of Purchase Order: ________________
EXHIBIT B
DISPUTE RESOLUTION AGREEMENT
     THIS DISPUTE RESOLUTION AGREEMENT ("Dispute Resolution
Agreement") is entered into and effective as of December 24, 1999 by and between Vitamineralherb.com Inc., a Nevada corporation, and David
R. Mortenson & Associates, a Texas general partnership.
1. INTENT OF PARTIES. The parties desire to establish a quick, final and binding out-of-court dispute resolution procedure to be followed in the unlikely event any dispute arising out of or related to the Manufacturing Agreement dated June 9, 1999 between the parties ("Agreement"). As used in this Dispute Resolution Agreement, the term "dispute" is used in its broadest and most inclusive sense and shall include, without limitation, any disagreement, controversy, claim, or cause of action between the parties arising out of, related to, or involving the Agreement or the transactions evidenced by the Agreement (collectively "Dispute").
2. NEGOTIATION. It is the intent of the parties that any Dispute be resolved informally and promptly through good faith negotiation between the parties. Therefore, in the event of a Dispute between the parties, the following will apply:

      A.  Correspondence. Either party may initiate negotiation
          proceedings by writing a certified or registered letter,
          return receipt requested, to the other party referencing
          this Dispute Resolution Agreement, setting forth the
          particulars of the Dispute, the term(s) of the Agreement
          involved and a suggested resolution of the problem. The
          recipient of the letter must respond within ten (10) days
          after its receipt of the letter with an explanation and
          response to the proposed solution.
     B.   Meeting. If correspondence does not resolve the Dispute,
          then the authors of the letters or their representatives
          shall meet on at least one occasion and attempt to resolve the matter. Such meeting shall occur not later than thirty
          (30) days from the parties' last correspondence. If the
          parties are unable to agree on the location of such a
          meeting, the meeting shall be held at IFM's corporate
          offices. Should this meeting not produce a resolution of the matter, then either party may request mandatory mediation
          (as provided below) by written notice to the other party.
3.   MEDIATION. Subject to the availability of the mediator, the mediation shall occur not more than thirty (30) days after the request for mediation. The mediation shall be conducted by retired Judge
     William Yale, former Presiding Judge of the San Diego Superior Court, who now acts as a full-time, highly respected mediator. The mediation shall be held in San Diego, California. The cost of mediation shall be borne equally by the parties. The mediation process shall continue until the Dispute (or any part thereof) is resolved or until such time as the mediator makes a finding that there is no possibility of resolution short of referring the parties to final and binding arbitration.
1.   4.   FINAL AND BINDING ARBITRATION. Should any Dispute (or pan
     thereof) remain between the parties after completion of the negotiation and mediation process set forth above, such Dispute shall be submitted to final and binding arbitration in San Diego,
     California. The arbitration shall be governed by the provisions of the California Code of Civil Procedure ("CCP"), and the following provisions, which shall supersede the CCP in the event of any inconsistency:
     A.   Selection of Arbitrator(s). There shall be a single
          arbitrator, except in the case where the amount in dispute exceeds $100,000, in which case there shall be three
          arbitrators. If the parties cannot agree upon acceptable arbitrators(s) within ten (10) days of the termination of the mediation, each party shall select one arbitrator from a list of not less than five (5) arbitrators provided by the other party. These two arbitrators shall select a third
          arbitrator who shall serve as the sole arbitrator or the
          third arbitrator, as the case may be. The determination of a majority of the arbitrators or the sole arbitrator, as the case may be, shall be conclusive upon the parties and shall be non-appealable.
     B.   Discovery. No discovery shall be permitted, absent a showing of good cause. Any discovery request should be reviewed with the knowledge that this dispute resolution process was
          mutually agreed upon and bargained for by the parties with the intent to provide a cost-effective and timely method of resolving disputes. Any discovery granted by the arbitrator should be limited to that necessary to protect the minimum due process rights of the parties.
     C.   Equitable Remedies. Any party shall have the right to seek a temporary restraining order, preliminary or permanent
          injunction or writ of attachment, without waiving the
          negotiation, mediation and arbitration provision hereof. In so doing, such party shall not be required to meet the
          requirement of California Civil Code Section 1281.8. Any
          other form of equitable or provisional relief and all
          substantive matters relating to the Dispute shall be
          determined solely by the arbitrator(s).
     D.   Attorney's Fees; Arbitration Costs. Each party may be
          represented by an attorney or other representative selected by the party. The costs of the arbitration shall be borne
          equally by the parties. Each party shall bear its own attorneys'/representatives' fees and costs; provided that if the arbitrator(s) find either party has acted in bad faith, the arbitrator(s) shall have discretion to award attorneys'
          fees to the other party.
     E. Scope of Arbitration; Limitation on Powers of Arbitrator(s); Applicable Law. No party may raise new claims against the other party in the arbitration not raised in the mediation.
          The arbitrator shall have the power to resolve all Disputes between the parties. The arbitrator(s) shall not have the
          power to award treble, punitive or exemplary damages and the parties hereby waive their right to receive treble, punitive or exemplary damages, to the extent permitted by law. The arbitrator(s) shall only interpret and apply the terms and provision of the Agreement and shall not change any such
          terms or provisions or deprive either party of any right or remedy expressly or impliedly provided for in the Agreement.
          The arbitrator(s) shall apply the law of the State of
          California (excluding California's conflict of law rules), or federal law, in those instances in which federal law
          applies.
     F.   Designation of Witnesses/Exhibits; Duration of Arbitration
          Process; Written Decision. At least thirty (30) days before the arbitration is scheduled to commence, the parties shall exchange lists of witnesses and copies of all exhibits
          intended to be used in arbitration. The arbitration shall be completed within 90 days o fthe selection of the first
          arbitrator. The arbitrator(s) shall render a written
          decision, which contains findings of fact and conclusions of law, within 30 days of the conclusion of the arbitration and shall specify a time within which the award shall be
          performed. Judgment upon the award may be entered in any
          court of competent jurisdiction.
5.   MISCELLANEOUS
     A.   Enforcement of Negotiation/Mediation Provisions. If a party demanding such compliance with this Agreement obtains a
          court order directing the other party to comply with this
          Dispute Resolution Agreement, the party demanding compliance shall be entitled to all of its reasonable attorneys' fees and costs in obtaining such order, regardless of which party ultimately prevails in the matter.
     B.   Severability. Should any portion of this Dispute Resolution
          Agreement be found to be invalid or unenforceable such
          portion will be severed from this Dispute Resolution
          Agreement, and the remaining portions shall continue to be enforceable unless to do so would materially alter the
          effectiveness of this Dispute Resolution Agreement in
          achieving the stated intent of the parties.
     C.   Confidentiality. The parties agree that they will not
          disclose to any third party that (1) they are engaged in the dispute resolution process described herein, (2) the fact
          of, nature or amount of any compromise resulting herefrom, or (3) the fact of, nature or amount of any arbitration
          award. This confidentiality obligation shall not extend to the party's employees, spouses, accountant, bankers,
          attorneys or insurers or in the event that disclosure is
          otherwise required by law.
     D.   Time to Initiate Claims. An aggrieved party must mail and the other party must receive the correspondence which initiates negotiation proceedings in connection with a Dispute as specified in Paragraph 2(A) (1) within one (1) year of the date the aggrieved party first has, or with the exercise of reasonable diligence should have had, knowledge of the event(s) giving rise to the Dispute (the "One Year Statute of Limitations"). No Dispute may be raised under this Dispute Resolution Agreement after the expiration of the One Year Statute of Limitations.
     E.   Entire Agreement. These dispute resolution provisions
          express the entire agreement of the parties and there are no other agreements, oral or written, concerning dispute
          resolution, except as provided herein. Any ambiguity in the provisions hereof shall not be construed against the
          drafter. This Dispute Resolution Agreement may only be
          modified in a writing signed by both parties.
     F.   Successors. This Dispute Resolution Agreement is binding
          upon and inures to the benefit of the parties, their agents, heirs, assigns, successors-in-interest, and any person, firm or organization acting for or through them.
     G.   Venue and Jurisdiction. Venue and exclusive jurisdiction for any action arising out of or related to this Dispute
          Resolution Agreement (including, but not limited to,
          equitable actions contemplated by Section 4 (C) and actions brought to enforce or interpret this Dispute Resolution
          Agreement) shall be in the state courts for the County of
          San Diego, California or the federal court for the Southern
          District of California.
     H.   Notice. Any notice or communication required to be given
          hereunder shall be in writing and shall be mailed via the
          United States Postal Service by Certified Mail or Registered
          Mail, Return Receipt Requested, or by Federal Express or
          other overnight courier which can document delivery, to the address of the party to be served as shown below (or such
          other address as the party shall from time to time notify).
          Such notice shall be deemed to have been served at the time when the same is received by the party being served.
          Vitameneralherb.com Inc.:     Vitamineralherb.Com Inc
                              D. R. Mortenson, President
                              P.O. Box 2370
                              Alvin TX 77512-2370

          David R. Mortenson & Assoc.:  David R. Mortenson, Gen.
                                   Partner
                              P. O. Box 5034
                              Alvin, Texas 77512-5034

     I. Acknowledgment of Legal Effect of this Dispute Resolution Agreement. By signing this Dispute Resolution Agreement, the parties acknowledge that they are giving up any rights they may possess to have Disputes litigated in a court and are hereby waiving the right to a trial by jury. The parties further acknowledge that they are agreeing to a one year statute of limitations regarding all Disputes and that they are giving up their judicial rights to discovery and to appeal, unless such rights are specifically set forth above. The parties acknowledge that if they refuse to submit to the provisions of this Dispute Resolution Agreement they may be compelled to do so under the authority of the California Code of Civil Procedure. The parties acknowledge that they have had the opportunity to consult counsel regarding the meaning and legal effect of this Dispute Resolution Agreement and enter into it knowingly and voluntarily.
     IN WITNESS WHEREOF, the parties have entered into this Dispute Resolution Agreement as of the date first above written.
Vitamineralherb.com Inc.                          David R. Mortenson &
                                                  Associates

a Nevada corporation                              a Texas General
                                                  Partnership

By:                                    By:
Title: President                       Title: General Partner







                             EXHIBIT 10.2




                       ASSIGNMENT OF LICENSE TO

                  PARAGON POLARIS STRATAGIES.COM INC.
                          LICENSE  AGREEMENT

THIS LICENSE AGREEMENT ("Agreement") is made and effective as of January 20, 2000 by and between David R. Mortenson & Associates, a Texas general partnership (DRM), and Paragon Polaris Stratagies.com Inc. a Nevada corporation (Licensee), with reference to the following facts:

1. On July 1, 1999, DRM and Licensee entered into an agreement granting Licensee certain rights for the use of DRMs oxygen-enriched water product (the Water Rights). In consideration therefor, Licensee issued DRM 2,000,000 shares of Licensees common stock (the AShares@). Subsequent to the grant of the Water Rights, the underlying contract granting DRM the rights to the technology to produce the oxygen-enriched water came into dispute. In order to enable Licensee to conduct a business and to preserve the value of the Shares, DRM desires to grant additional rights to Licensee which are not in dispute.

2. DRM is the holder of certain rights to an Internet marketing system for vitamins, minerals, nutritional supplements, and other health and fitness products (the Products) pursuant to an agreement between Vitamineralherb.com Corp. (Vita), a Nevada corporation, appended hereto as Exhibit C, which rights include the right to grant licenses for use of the system in various territories.

3. Licensee desires to market the Products to various health and fitness practitioners in the Territory, as hereinafter defined.

NOW THEREFORE, in consideration of the mutual promises, warranties and covenants herein contained, the parties hereby agree as follows:

1. Scope of Agreement. This Agreement shall govern all Products sold through Vitas web site to any of Licensees customers
     (Customer(s)). Exhibit A contains detailed information regarding specifications, quality control, pricing and other terms relating to the first Product(s) to be ordered through Vitas web site. The parties agree that Exhibit A will be amended to include similar information with respect to any future orders of the same product or any new Product ordered through Vita by DRM or by Sub-licensee(s) or Customers. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THIS AGREEMENT AND ANY PURCHASE ORDER SUBMITTED BY CUSTOMER, THE TERMS OF THIS AGREEMENT WILL CONTROL.

2. Grant of License; Territory. Territory shall be the states of Idaho and Oregon. DRM grants to Licensee the exclusive rights to market the Products in the Territory through the Web Site.

3. Manufacture of Products. Vitamin, mineral and/or nutritional supplement Products marketed through Vita=s web site shall be products manufactured by FDA approved manufacturers which shall manufacture, package and prepare the Products for shipment in accordance with the specifications and requirements described on Exhibit A hereto as it may be modified from time to time. Quality control standards relating to the Product's weight, color, consistency, micro-biological content, labeling and packaging are also set forth on Exhibit A. In the event that Exhibit A is incomplete, Products shall be manufactured and shipped in accordance with industry standards.

4. Labeling; Packaging; Shipping. Customers shall use standard labels as specified by Vita. Upon request by Customer, Customer=s name and address will be inserted on the standard labels in return for handling charges which shall be specified from time to time. Standard labels shall contain all information necessary to conform to industry requirements.

5. Products and Pricing. The pricing for the Product(s) is set forth on Exhibit A and may be amended from time to time. Terms are payment by credit card or electronic funds transfer at time of purchase. Unless otherwise specified on Exhibit A, the lead time from receipt of payment to delivery is 4-6 weeks.

6. Minimum Purchases for Vitamin, Mineral, and/or Nutritional Supplements. The minimum purchase order quantity is 100 bottles per formulation for standard Products. Customer Formulas, as defined herein, shall have minimum purchase quantities of 5,000 units unless and until such Customer Formula shall have been added to the standard Products.

7. Web Site Maintenance; Fees. Licensee agrees that all sales of Product to Customers will be accomplished through the Vita Web Site (the AWeb Site@). Licensee further agrees that Licensee shall pay to Vita a maintenance fee of $500 yearly, beginning on the anniversary date of this Agreement, for maintenance of the Web site.

8.   Nature of Relationship.  (a)   This Agreement does not constitute
     nor empower the Licensee as the agent or legal representative of the Company for any purpose whatsoever. Licensee is and will continue to be an independent contractor.

          (b) The arrangement created by this Agreement is not, and is not intended to be, a franchise or business opportunity under the United States' Federal Trade Commission Rule: Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures and is not a franchise, business opportunity or seller assisted marketing plan or similar arrangement under any other federal, state, local or foreign law, rule or regulation.

          (c) Licensee is not prohibited by this Agreement from pursuing other business opportunities or other employment.

9.                      Rights in Formulas.

     (a) Customer Formulas. Any formula provided exclusively by Licensees Customer shall be owned by Customer ("Customer Formula"), provided that such Customer Formula does not substantially duplicate an existing Vita formula. Vita agrees not to sell products to other customers using any Customer Formula during the period in which Customer is ordering products containing the formula and for so long as Customer continues to purchase products containing the Customer Formula.

          (c)  Joint Formulas. If Vita and Customer jointly create a
          formula ("Joint     Formula"), such Joint Formula will be
          jointly owned by the parties. Vita agrees not to sell products to other customers using the Joint Formula during the period in which Customer is ordering products containing the Joint Formula from Vita without written permission from Customer. In the event that Customer fails to order a specific Joint Formula Product for a period of 3 months, Vita shall be free to sell products containing the Joint Formula to other customers.

10. Term of Agreement; Breach of Agreement. This Agreement shall continue for three (3) years, and shall be automatically renewed unless one of the parties provides ninety (90) days written notice of termination to the other party. In the event of a material breach of this Agreement, the non-breaching party may provide written notice of termination which shall be effective upon receipt. In the event of termination by Licensee prior to delivery of Product for which a purchase order has been submitted, Licensee shall reimburse Vita for the cost of all Product and return of any boxes and labels. In no event shall reimbursement of these amounts limit Vitas legal right to seek compensation for the amount of its profit or any other damages accrued under any canceled purchase order. In no event shall Vita be required to accept or deliver product under any purchase order if Vita has not received the outstanding balance due on any previous purchase order in a timely manner. Failure to so perform shall not be deemed a breach of this Agreement by Vita.

11.  Override; Payment to Licensee.  All purchases shall be made through the Web Site, and payments shall be made by credit card or other approved method of payment, such as be electronic funds transfer or debit card. Licensee agrees that Vita shall retain a 10% override on all sales made through the Web Site by Licensee(s). Vita agrees to pay supplier for the Product purchased, retain Vitas override, and remit the balance to Licensee. Vita further agrees to provide Licensee with a Monthly Sales Report of all sales made by Licensee
  through the Web Site.   Vita will deliver the printed breakdown by the
  tenth day of the month following such sales.

12. Trade Secrets. Vita and DRM and Licensee(s) are the owners of certain products, technology, information, customer lists, services, processes, financial information, pending or prospective transactions/proposals, operating and marketing plans and procedures, designs, product formulas, specifications, manufacturing methods, ideas, prototypes, software, patent, trademark and copyright applications or registrations and other similar data relating to each party's business which data is not publicly known and derives economic value from not being publicly known (collectively "Trade Secrets"). Each party agrees that it will not use or disclose to third parties any Trade Secret it receives from the other, except as may be contemplated by this Agreement. Each party agrees that it will take all reasonable precautions to assure that no Trade Secret is conveyed to any officer, employee, agent, manufacturer or other third party who does not have a need to know such Trade Secret. The obligations created by this Section 10 shall survive the termination of this Agreement or any business relationship between the parties. Any Trade Secret contained in any writing will be returned to the other party promptly upon written request, together with any reproductions thereof.

13. Governing Law; Dispute Resolution. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas. Any dispute arising under this Agreement shall be resolved pursuant to the terms of the Dispute Resolution Agreement attached hereto as Exhibit B.

14. Miscellaneous Provisions. This Agreement constitutes the entire Agreement between the parties and supersedes any prior or contemporaneous agreements, oral or written. This Agreement may only be amended by a writing signed by both parties. This Agreement may not be assigned without the written consent of the other party; provided that this Agreement may be assigned without consent to an entity acquiring all or substantially all of the assets of either party. Any notice required or permitted to be given under this Agreement shall be in writing and sent by telecopy, personal delivery or certified mail, return receipt requested, as follows:

     If to Vitamineralherb.Com, Inc.:   Mr. J. P. Beehner
                              3030 FM 518 Apt 221
                              Pearland TX 77584-7817

     If to David R. Mortenson & Associates:  Mr. David R. Mortenson
                                   P. O. Box 5034
                                   Alvin TX 77512-5034
                                   Fax: (281)388-1047

     If to Licensee: Paragon Polaris Stratagies.com Inc.    Mr. Robert
                    Foo
                                   404 Scott Point Drive
                                   Salt Spring Island, BC V8K 2R2
                                   Canada
                                   Fax: 250 538-0036

     Notice shall be deemed effective upon receipt if made by confirmed telecopy, personal delivery or 48 hours after deposit in the United States mail with the required postage.








IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

PARAGON POLARIS STRATAGIES.COM INC.
a Nevada corporation


By:
     Robert Foo, President

DAVID R. MORTENSON & ASSOCIATES
a Texas General Partnership



By _________________________________
     David R. Mortenson, General Partner
                               EXHIBIT A
                        PRODUCT SPECIFICATIONS

     In the event of any inconsistency between the terms of Customer's purchase order and this Product Specification Sheet, this Sheet and the terms of the Manufacturing Agreement shall control.
Short Product Name: _____________________________
Exact Product Ingredients and Percentages:





Other Product Specifications:
Color: ___________ Tablet Type: ____________
Consistency:______________
Weight: _______ Bottle Size/Color:____________ Bottle Count:
___________
Cotton Insert:____ Bottle Seal:____ Shrink Wrap Neck Band:___ Silicon
Pack:____
Micro-biological content: Customer to specify any requirements, if none specified, product will be manufactured to industry standards.
Labels: Labels and/or boxes to be provided by Customer [identify any size] _________
Labels/Boxes to be Received by [date] _____ to ensure timely delivery Master Pack/Wrapping/Palleting Requirements (if any):_________________________
Ship to Address: _________________________________________________
Order Quantity: (minimum 5,000 BOTTLES): ________
Price: _____________ FOB IFM's facility in San Diego, CA.
Delivery Dates(s): _______________________________________
Terms of Sale: 50% with submission of purchase order; 50% due upon completion of manufacturing, unless otherwise specified
_________________________
Purchase Order Number: ________________
Date of Purchase Order: ________________
                               EXHIBIT B
                     DISPUTE RESOLUTION AGREEMENT
     THIS DISPUTE RESOLUTION AGREEMENT ("Dispute Resolution
Agreement") is entered into and effective as of January 20, 2000 by and between David R. Mortenson & Associates, a Texas general partnership, and Paragon Polaris Stratagies.com Inc., a Nevada corporation.
6. INTENT OF PARTIES. The parties desire to establish a quick, final and binding out-of-court dispute resolution procedure to be followed in the unlikely event any dispute arising out of or related to the Manufacturing Agreement dated January 3, 2000 between the parties ("Agreement"). As used in this Dispute Resolution Agreement, the term "dispute" is used in its broadest and most inclusive sense and shall include, without limitation, any disagreement, controversy, claim, or cause of action between the parties arising out of, related to, or involving the Agreement or the transactions evidenced by the Agreement (collectively "Dispute").
7. NEGOTIATION. It is the intent of the parties that any Dispute be resolved informally and promptly through good faith negotiation between the parties. Therefore, in the event of a Dispute between the parties, the following will apply:
      A. Correspondence. Either party may initiate negotiation proceedings by writing a certified or registered letter, return receipt requested, to the other party referencing this Dispute Resolution Agreement, setting forth the particulars of the Dispute, the term(s) of the Agreement involved and a suggested resolution of the problem. The recipient of the letter must respond within ten (10) days after its receipt of the letter with an explanation and response to the proposed solution.
     B. Meeting. If correspondence does not resolve the Dispute, then the authors of the letters or their representatives shall meet on at least one occasion and attempt to resolve the matter. Such meeting shall occur not later than thirty
          (30) days from the parties' last correspondence. If the parties are unable to agree on the location of such a meeting, the meeting shall be held at DRM's corporate offices. Should this meeting not produce a resolution of the matter, then either party may request mandatory mediation
          (as provided below) by written notice to the other party.
8. MEDIATION. Subject to the availability of the mediator, the mediation shall occur not more than thirty (30) days after the request for mediation. The mediation shall be conducted by retired Judge William Yale, former Presiding Judge of the San Diego Superior Court, who now acts as a full-time, highly respected mediator. The mediation shall be held in San Diego, California. The cost of mediation shall be borne equally by the parties. The mediation process shall continue until the Dispute (or any part thereof) is resolved or until such time as the mediator makes a finding that there is no possibility of resolution short of referring the parties to final and binding arbitration.
1.
     9. FINAL AND BINDING ARBITRATION. Should any Dispute (or part thereof) remain between the parties after completion of the negotiation and mediation process set forth above, such Dispute shall be submitted to final and binding arbitration in San Diego, California. The arbitration shall be governed by the provisions of the California Code of Civil Procedure ("CCP"), and the following provisions, which shall supersede the CCP in the event of any inconsistency:
     A. Selection of Arbitrator(s). There shall be a single arbitrator, except in the case where the amount in dispute exceeds $100,000, in which case there shall be three arbitrators. If the parties cannot agree upon acceptable arbitrators(s) within ten (10) days of the termination of the mediation, each party shall select one arbitrator from a list of not less than five (5) arbitrators provided by the other party. These two arbitrators shall select a third arbitrator who shall serve as the sole arbitrator or the third arbitrator, as the case may be. The determination of a majority of the arbitrators or the sole arbitrator, as the case may be, shall be conclusive upon the parties and shall be non-appealable.
     B. Discovery. No discovery shall be permitted, absent a showing of good cause. Any discovery request should be reviewed with the knowledge that this dispute resolution process was mutually agreed upon and bargained for by the parties with the intent to provide a cost-effective and timely method of resolving disputes. Any discovery granted by the arbitrator should be limited to that necessary to protect the minimum due process rights of the parties.
     C. Equitable Remedies. Any party shall have the right to seek a temporary restraining order, preliminary or permanent injunction or writ of attachment, without waiving the negotiation, mediation and arbitration provision hereof. In so doing, such party shall not be required to meet the requirement of California Civil
          Code Section 1281.8. Any other form of equitable or provisional relief and all substantive matters relating to the Dispute shall be determined solely by the arbitrator(s).
     D. Attorney's Fees; Arbitration Costs. Each party may be represented by an attorney or other representative selected by the party. The costs of the arbitration shall be borne equally by the parties. Each party shall bear its own attorneys'/representatives' fees and costs; provided that if the arbitrator(s) find either party has acted in bad faith, the arbitrator(s) shall have discretion to award attorneys' fees to the other party.
          E.   Scope of Arbitration; Limitation on Powers of
          Arbitrator(s); Applicable Law. No party may raise new claims against the other party in the arbitration not raised in the mediation. The arbitrator shall have the power to resolve all Disputes between the parties. The arbitrator(s) shall not have the power to award treble, punitive or exemplary damages and the parties hereby waive their right to receive treble, punitive or exemplary damages, to the extent permitted by law. The arbitrator(s) shall only interpret and apply the terms and provision of the Agreement and shall not change any such terms or provisions or deprive either party of any right or remedy expressly or impliedly provided for in the Agreement. The arbitrator(s) shall apply the law of the State of California (excluding California's conflict of law rules), or federal law, in those instances in which federal law applies.
     F.   Designation of Witnesses/Exhibits; Duration of
          Arbitration Process; Written Decision. At least thirty
          (30) days before the arbitration is scheduled to commence, the parties shall exchange lists of witnesses and copies of all exhibits intended to be used in arbitration. The arbitration shall be completed within 90 days o fthe selection of the first arbitrator. The arbitrator(s) shall render a written decision, which contains findings of fact and conclusions of law, within 30 days of the conclusion of the arbitration and shall specify a time within which the award shall be performed. Judgment upon the award may be entered in any court of competent jurisdiction.
10.  MISCELLANEOUS
     A. Enforcement of Negotiation/Mediation Provisions. If a party demanding such compliance with this Agreement obtains a court order directing the other party to comply with this Dispute Resolution Agreement, the party demanding compliance shall be entitled to all of its reasonable attorneys' fees and costs in obtaining such order, regardless of which party ultimately prevails in the matter.
     B.   Severability. Should any portion of this Dispute
          Resolution Agreement be found to be invalid or unenforceable such portion will be severed from this Dispute Resolution Agreement, and the remaining portions shall continue to be enforceable unless to do so would materially alter the effectiveness of this Dispute Resolution Agreement in achieving the stated intent of the parties.
     C. Confidentiality. The parties agree that they will not disclose to any third party that (1) they are engaged in the dispute resolution process described herein, (2) the fact of, nature or amount of any compromise resulting herefrom, or (3) the fact of, nature or amount of any arbitration award. This confidentiality obligation shall not extend to the party's employees, spouses, accountant, bankers, attorneys or insurers or in the event that disclosure is otherwise required by law.
     D. Time to Initiate Claims. An aggrieved party must mail and the other party must receive the correspondence which initiates negotiation proceedings in connection with a Dispute as specified in Paragraph 2(A) (1) within one (1) year of the date the aggrieved party first has, or with the exercise of reasonable diligence should have had, knowledge of the event(s) giving rise to the Dispute (the "One Year Statute of Limitations").
          No Dispute may be raised under this Dispute Resolution
          Agreement after the expiration of the One Year Statute of Limitations.
     E. Entire Agreement. These dispute resolution provisions express the entire agreement of the parties and there are no other agreements, oral or written, concerning dispute resolution, except as provided herein. Any ambiguity in the provisions hereof shall not be construed against the drafter. This Dispute Resolution
          Agreement may only be modified in a writing signed by both parties.
     F. Successors. This Dispute Resolution Agreement is binding upon and inures to the benefit of the parties, their agents, heirs, assigns, successors-in-interest, and any person, firm or organization acting for or through them.
     G. Venue and Jurisdiction. Venue and exclusive jurisdiction for any action arising out of or related to this Dispute Resolution Agreement (including, but not limited to, equitable actions contemplated by
          Section 4 (C) and actions brought to enforce or interpret this Dispute Resolution Agreement) shall be in the state courts for the County of San Diego, California or the federal court for the Southern
          District of California.
     H. Notice. Any notice or communication required to be given hereunder shall be in writing and shall be mailed via the United States Postal Service by Certified Mail or Registered Mail, Return Receipt Requested, or by
          Federal Express or other overnight courier which can document delivery, to the address of the party to be served as shown below (or such other address as the party shall from time to time notify). Such notice shall be deemed to have been served at the time when the same is received by the party being served.

          David R. Mortenson & Assoc.:       David R. Mortenson,
                                   Gen. Partner
                                   P. O. Box 5034
                                   Alvin, Texas 77512-5034
                                   Fax: 281-388-1047
                                   Phone: 281-331-5580

          Paragon Polaris
          Stratagies.com Inc.:     Robert Foo
                                   404 Scott
                                   Point Drive
                                   Salt Spring Island,
                                   BC V8K 2R2 Canada
                                   Fax: 250-538-0036
                                   Phone: 250-537-5732

     I. Acknowledgment of Legal Effect of this Dispute Resolution Agreement. By signing this Dispute Resolution Agreement, the parties acknowledge that they are giving up any rights they may possess to have Disputes litigated in a court and are hereby waiving the right to a trial by jury. The parties further acknowledge that they are agreeing to a one year statute of limitations regarding all Disputes and that they are giving up their judicial rights to discovery and to appeal, unless such rights are specifically set forth above. The parties acknowledge that if they refuse to submit to the provisions of this Dispute Resolution Agreement they may be compelled to do so under the authority of the California Code of Civil Procedure. The parties acknowledge that they have had the opportunity to consult counsel regarding the meaning and legal effect of this Dispute Resolution Agreement and enter into it knowingly and voluntarily.
     IN WITNESS WHEREOF, the parties have entered into this Dispute Resolution Agreement as of the date first above written.

Paragon Polaris Stratagies.com Inc.
a Nevada Corporation

By:
Robert Foo, President




David R. Mortenson & Associates
A Texas General Partnership

By:
David R. Mortenson








                          EXHIBIT 10.3




                WATER TREATMENT LICENSE AGREEMENT

                       LICENSE AGREEMENT


   This agreement ("Agreement") made and entered into effective July 1, 1999 ("Effective Date") by and between David R. Mortenson & Associates, having their principal place of business at P.O. Box 5034, Alvin, Brazoria County, Texas, U.S.A., ("Grantor") and Paragon Polaris Stratagies.com Inc. (ALicensee@), a Nevada Corporation whose registered office is at 50 West Liberty Street, Suite 880, Reno, Nevada 89501;

                      W I T N E S S E T H:

   WHEREAS, Grantor has certain rights as evidenced by the attached Distribution Agreement (the ADistribution Agreement@) to Products developed by NW Technologies, Inc. (ANWT@), a Texas corporation with its principal offices at 5817 Centralcrest, Houston, Texas 77092, which company has developed proprietary know-how in the Products, including Products covered by one or more US Patents that have been licensed to NWT, and other Products (as hereinafter defined); and

   WHEREAS, NWT has proprietary rights to trade dress and trademarks for the brand name "Natures' Way" and "The
Environmental Solution", and other trademarks and trade dress as may be revealed to Licensee from time to time, collectively referred to as Marks; and

   WHEREAS Grantor is under obligation to maintain the proprietary rights of NWT to the Marks and to protect NWTs proprietary know-how, as outlined in the Distribution Agreement;
and

   WHEREAS, NWT and Grantor desire to have the Products marketed by the Licensee, under the Licensees own private label, in the Territory (as hereinafter defined); and

   WHEREAS, Licensee desires to market the Products in the Territory and hereby acknowledges NWTs exclusive ownership of all of the Marks;

   NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and other good and valuable consideration, Grantor and Licensee agree as follows:

                           ARTICLE I
                 GRANT, TERRITORY AND PRODUCTS

   1.01 Grant and Territory.   (a) Grantor hereby designates
Licensee as a Private Label distributor for the marketing of the Products in the market(s) and geographic area(s) set forth in
Exhibit "A" hereto, ("Territory").   Licensee hereby accepts the
designation as a distributor on the terms and subject to the conditions contained herein.

        (b) Licensee hereby agrees that it will make no use of any present or future Marks of NWT, or of any marks that would cause confusion with the general public, for any reason without specific written approval of NWT. Upon termination of this Agreement for any reason Licensee agrees to cease immediately all use and display of NWTs trademarks, service marks and trade names (the Marks) if any permission to use the Marks has been granted.

   1.02 Products.     (a)  The term "Product(s)" as used herein
shall mean only those  Products as defined in Exhibit "B" hereto.

                  (b) AAffiliated Persons@ shall mean officers, employees, sales representatives, consultants or other employees or non-employees to whom Licensee grants authority to represent the Products.

                  (c) Licensees owned label, (Private Label), shall mean that the Product(s) shall be packaged by Licensee utilizing a label on the packages of the Licensee=s own design and invention. Since Licensees intended uses of the Product are outside the scope of the expertise of Grantor or its personnel, Grantor will not be required to furnish label detail to Licensee.

   1.03 Compensation: Distributor agrees to pay Grantor the sum of $2,000 in the form of 2,000,000 shares of Distributors common stock having a par value of $0.001 each (the Shares), and to issue as of the date of execution of the Subscription Agreements therefor certificates to the members of Grantors Association in the amounts set forth in the schedule attached hereto as Exhibit F. Grantor warrants that each of the members of the Association are Aaccredited investors@ as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended. Distributor agrees to file a notice of sale of the Shares pursuant to Rule 504 on Form D with the U.S. Securities & Exchange Commission.
                           ARTICLE II
        DURATION, TERMINATION AND NATURE OF RELATIONSHIP

   2.01 Duration.   The term of this Agreement shall be three (3)
years from the Effective Date unless terminated earlier as herein provided. This Agreement may be renewed by Licensee for additional three (3) year periods if no event of default exists and all other provisions of this Agreement are in full force and effect.

   2.02    Termination.   (a)  This Agreement may be terminated
by Grantor for cause upon the giving of notice as herein provided.

   (b) Termination for Cause. In the event that Licensee shall file a voluntary petition in bankruptcy or for reorganization of indebtedness, or that Licensee should, for a period of more than ninety days be the subject of an involuntary bankruptcy proceeding or receivership over all or substantially all of Licensee=s assets, or that Licensee or any Officer or Director of Licensee should be found guilty of a felony or a crime involving moral turpitude, or that Licensee shall, with knowledge and deliberation, breach any provision of this Agreement, then Company may immediately, upon delivery of written notice to Licensee, terminate this Agreement. Cause shall also include the violation by Licensee of any of the provisions, purchase requirements, or monetary requirements of this Agreement (AEvents of Default@).

   (c) Licensee will be allowed 30 days after written notification of an Event of Default to correct the violation, except for monetary provisions which will not be granted a grace period by Grantor.

   (d) Termination of this Agreement shall not release Licensee or Grantor from the obligations of either party contained herein.

   (e) Termination of this Agreement cancels any rights granted to Licensee herein.

   2.02 Nature of Relationship.  (a)   This Agreement does not
constitute nor empower the Licensee as the agent or legal representative of Grantor for any purpose whatsoever. Licensee is and will continue to be an independent contractor.

        (b) The arrangement created by this Agreement is not, and is not intended to be, a franchise or business opportunity under the United States' Federal Trade Commission Rule:
Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures and is not a franchise, business opportunity or seller assisted marketing plan or similar arrangement under any other federal, state, local or foreign law, rule or regulation;

        (c) Licensee shall not repackage or re-label Products for any reason, except as may be allowed in any licensing agreement issued by Grantor, without prior written authorization from Grantor. Notwithstanding the provisions of this paragraph 2.03(c) it is understood by Company that Licensee will repackage Product and apply Licensees own label to the containers. The purpose of this section is to assure that Licensee will not re-label any Product incorrectly whereby the public would be confused with the recommended use of the Product.

        (d) Licensee declares that it will not sell or offer for sale the product Biocatalyst for use in applications involving bioremediation of hydrocarbons or where microbes are used, enhanced or suggested for use without specific written authorization from Grantor. The language herein is not intended to prohibit the Licensee=s use of the Product for that purpose in remediation of sewage or waste water, whether in septic tanks or waste water treatment facilities and the like, nor to prohibit Licensee=s use of the Product in pond remediation, exclusive of remediation of petroleum-based hydrocarbon contamination. Licensee acknowledges that its intended use of the product ABiocatalyst@ for remediation of sewage or waste water, exclusive of remediation of petroleum-based hydrocarbon contamination has not been specifically tested by Grantor and as a consequence of this is not included as a recommended use of the product Biocatalyst by Grantor or NWT. Notwithstanding the foregoing, both parties acknowledge that in bioremediation, Biocatalyst is specifically used to enhance the growth of microbes in soils, particularly at depths where oxygen exchange is limited.

                          ARTICLE III
            CONFIDENTIALITY, INDEMNITY AND REMEDIES

   3.01 Confidential Information. (a) Licensee acknowledges that in performing its obligations hereunder it will have access to confidential information and trade secrets of NWT and Grantor not generally known to the public ("Confidential Information") and Licensee is obligated to maintain the confidentiality of the Confidential Information on its own behalf and on behalf of its "Affiliated Persons" to whom Confidential Information is disclosed. For the term of this Agreement and for a period of 5 years after cancellation hereof Licensee and its Affiliated Persons will treat all Confidential Information in a confidential manner.

   (b) Licensee agrees that it will not analyze or otherwise test, or submit to anyone else for analysis or testing (chemically or otherwise) any Product unless approved in writing by Grantor and NWT and unless NWT and Grantor are directly involved in the testing. NWT and Grantor grant the Licensee hereunder the right to have the Product tested for the presence of oxygen, pathogens or other nondesirable components. Grantor makes no warranty as to the content of the Product.

   (c) Licensee agrees to sign and to have its affiliated persons sign confidentiality agreements in the same form as contained herein or as approved by Grantor.

   3.02 Noncompetition.    Licensee agrees that the relationship
between Licensee and Grantor is of a special nature and further agrees on its own behalf and on behalf of its Affiliated Persons that during the term of this Agreement and for a period of twelve
(12) months from and after the termination of this Agreement that Licensee and its Affiliated Persons will not engage or hold any interest, directly or indirectly, in any enterprise engaged in the manufacture, sale or distribution of products of the type manufactured, sold or distributed by Grantor as of the date this Agreement is terminated.

   3.03 Remedies. Licensee agrees that Grantor shall be entitled to seek and obtain injunctive relief from a court of competent jurisdiction for the purposes of restraining Licensee from any actual or threatened breach of the provisions contained herein.

   3.04 Indemnity of Licensee and Grantor. Licensee and Grantor shall indemnify the other and hold them harmless from and against any and all claims, losses, costs, expenses and liabilities of any kind, including without limitation court costs and reasonable attorneys' fees, suffered or incurred by any of them on account of, related to, or arising out of the conduct of the Licensee's or Grantor's business as the case may be.
                           ARTICLE IV
               GRANTOR'S OBLIGATIONS TO LICENSEE
   4.01 License to Produce. Grantor agrees to grant to Licensee a non-exclusive license to manufacture the product ABiocatalyst@ upon the following terms and conditions:
   (a) License. After the Licensee has purchased a minimum of 5,000 gallons of Product each month for a minimum period of six
(6) consecutive months a license will be granted to Licensee to produce the product in a location to be named by Licensee and approved by Company with methods of production and security measures as approved by Company. However, if after the effective date hereof, Licensee, his successors or permitted assigns, can demonstrate to Grantor=s satisfaction the financial capability of Licensee, his permitted successors or assigns, then upon a payment of a one time fee of $25,000.00 the provisions of this section will be deemed by Company to have been fulfilled and the referenced License to Produce will be granted by Company.
   (b) The ingredient ABiomas@ as used in the Product will be supplied by Grantor upon terms, conditions and pricing that may be stated to Licensee by Grantor at the time of issue of the subject License to Produce.
   (c) Royalty and Expense. At the time of issuance of the subject License to Produce a one-time payment of $10,000.00 will be made to Grantor by Licensee to reimburse Grantor for unspecified expenses. A monthly royalty of 8% (eight percent) of gross sales of Licensee will be paid by Licensee to Grantor within 20 days of the end of each month.
   (d) Minimum Royalties. The minimum annual royalties to be paid by Licensee hereunder, commencing with the granting of a License to Produce from Grantor to Licensee will be $20,000.00. The minimum annual royalties to be paid hereunder are non-accumulative.
   4.02 Personnel. Grantor agrees to make available to Licensee Grantor's trained technical personnel for consultation from time to time, if Licensee so requests in writing. Such consultation may be by telephone or in person. If Licensee requires the personal assistance of on site technical personnel, then Licensee will pay actual travel and living expenses for such personnel as agreed between Grantor and Licensee and an additional fee (per diem) of $300.00 per day for each technical person requested.
                           ARTICLE V
               LICENSEE'S OBLIGATIONS TO GRANTOR
   5.01 Develop Territory. Licensee agrees to (i) use its best efforts to market the Product in specified markets throughout the Territory, (ii) devote such time and effort as may be necessary to do so, (iii) retain and train sufficient staff that is knowledgeable in the sale and use of the Products, and (iv) maintain facilities sufficient to market, sell, and distribute the Products.
   5.02 Business Records. Licensee agrees to maintain reasonably detailed and accurate records relating to the use of the Products and to furnish to Grantor a detailed copy of all sales records, invoice copies, copies of all testimonial letters, product usage data and other records and reports relating to the sale and use of the Products within the Territory (the ABusiness Records@) upon request in writing by Grantor.
   5.03 Compliance with Laws. Licensee agrees, on its behalf and on behalf of its "Affiliated Persons" not to perform any acts or transactions which would place Grantor or Licensee in violation of domestic, foreign, or international laws, rules or regula tions.
   5.04 Information Regarding Use of Product.   Licensee agrees
to forward to Grantor any and all information, including written, digital, or pictorial pertaining to the use and distribution of the Products as such information becomes known to Licensee.
   5.05 Inventories. Licensee agrees to maintain adequate inventories of Products in the Territory to service customers needs.
                           ARTICLE VI
           REPRESENTATIONS AND WARRANTIES OF LICENSEE
   6.01 Organization. Licensee represents and warrants to Grantor that Licensee has the authority to enter into this Agreement and to perform its obligations hereunder.
   6.02 No Defaults. Licensee represents and warrants to Grantor that neither the execution and delivery of this Agreement nor the performance of the transactions contemplated hereby will conflict with or result in a breach or violation of any agreement, document, instrument, judgment, decree, order, governmental permit, certificate or license to which Licensee is a party or to which Licensee is subject.

                          ARTICLE VII
                         TERMS OF SALE
   7.01 Standard Terms and Warranties.    SINCE THE USE OF THE
PRODUCTS ARE BEYOND THE CONTROL OF GRANTOR THE PRODUCTS ARE SOLD "AS IS", "WHERE IS", WITH NO WARRANTIES, EXPRESS OR IMPLIED. GRANTOR MAKES NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCTS OR THEIR PERFORMANCE OR AS TO SERVICE, TO LICENSEE OR ANY OTHER PERSON. IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, TO LICENSEE OR TO ANY OTHER PERSON ARE HEREBY DISCLAIMED. IN NO EVENT SHALL GRANTOR BE LIABLE TO LICENSEE OR ANY PERSON FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES. THE LIABILITY OF GRANTOR, IF ANY, FOR DAMAGES RELATING TO ANY ALLEGEDLY DEFECTIVE PRODUCT UNDER ANY LEGAL OR EQUITABLE THEORY SHALL BE LIMITED TO THE ACTUAL PRICE PAID FOR SUCH PRODUCT. Grantor may change the limited warranty contained in this Section 7.01 at any time.
   7.02 Placement of Orders and Shipping Terms.            All
shipments of Product shall be FOB Grantor's plant, Houston, Texas, unless specifically agreed otherwise and all shipments will be made by common carrier in accordance with regulations relating thereto and delivery is not guaranteed by Grantor at or to the destination. Grantor is not responsible for claims for shortages or damage in transit; such claims must be made by the Licensee against the carrier. All orders shall be placed with Grantor in writing upon forms approved by Grantor and Licensee shall verify the accuracy of the order. Grantor has the right to accept or reject any order, and the terms and conditions thereof, if the Licensee is in default with any of the requirements or conditions of this Agreement.
   7.03 Claims of Faulty Products. Any claims for faulty Products shall be governed by the Uniform Commercial Code of Texas, USA unless stated otherwise in this Agreement.

   7.04 Title and Risk of Loss. Products sold to Licensee shall become the property of Licensee and title and risk of loss shall pass to Licensee at the time of delivery of the Products to a carrier for shipment to Licensee or Licensee customer, subject, however, to a security interest which Grantor hereby reserves in the Products until payment for the Products is received by Grantor.

   7.05 Payment Terms. Licensee shall make payment to Grantor in U.S. dollars to Grantor for all materials ordered under this Agreement at the address set forth herein, and upon the terms and manner of payment as shown on the Price List of Grantor as amended from time to time.

   7.06 Credit Sales. Licensee and Grantor both acknowledge and agree that if any sale on credit is permitted hereunder Grantor hereby retains a security interest in and lien upon the Products so sold until payment in full is received by Grantor.

   7.07 Insurance.   Licensee shall secure and maintain insurance
on its inventory of Products purchased on credit in the U.S.
dollar amount at least equal to the amount owing to Grantor by Licensee. Such insurance coverage shall list Grantor as an additional insured party.

   7.08    Prices.   Licensee's price from Grantor for Products
and printed matter shall be as set forth in Grantor's current published pricing schedule. This pricing is subject to change from time to time upon written notice transmitted by facsimile, or US Mail, by Grantor to Licensee not less than ten (10) days in advance of any price changes. Prices for Product by Grantor to Licensee shall be as shown on Exhibit AB@ attached hereto.

   7.09 Printed Matter. Licensee is prohibited from producing and distributing his own literature, or from any action that would give the impression directly or indirectly, to others that Product and/or the AMarks@ are the property of Licensee.

   7.10 Biomas Supply.    At the time that an Agreement allowing
the Licensee to produce the Product as allowed by the terms and conditions stated in this Agreement the formulae and processes for the production of the raw material ABiomas@ will be placed with an escrow agent acceptable to both Licensee and Grantor. If Grantor is not able to supply Biomas in quantities sufficient to meet Licensee needs for production of Product, and the non-supply condition continues for a period of 90 (ninety) days, then Licensee will be allowed to produce Biomas in accordance with a non-exclusive License to Produce to be issued by Grantor in accordance with the License form deposited with the formulae and processes with the approved escrow agent.

                          ARTICLE VIII
                    MISCELLANEOUS CONDITIONS

   8.01 Governing Law. This Agreement and any questions concerning its validity, construction and performance shall be governed by the laws of the State of Texas, U.S.A., with venue in Harris County, Texas. Further, the parties to this Agreement hereby irrevocably submit to the exclusive jurisdiction of the federal courts sitting in Harris County, Texas, for any action or proceeding arising out of or relating hereto.

   8.02 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be sent by certified United States mail, return receipt requested to the other party at the address specified in the first paragraph of this Agreement. The address of either party specified above may be changed by a notice given by such party to the other party in accordance with this Section 8.02.

   8.03 Excuse of Performance.   Grantor=s and Licensee=s
performance (other than Licensee=s obligation to pay for Products or other fees or monetary obligations in accordance herewith, which shall not be excused) hereunder shall be excused if (but only for so long as) any of the following conditions or events occur and are continuing: Labor conflicts, strikes, lock-outs, fires, explosions, war, civil disturbances, unforeseen military action, governmental action, requisitions or seizures, delays of subcontractors or vendors, unavailability of raw materials or transport facilities, acts of God or nature, or any other condition or event which is beyond the reasonable control of Grantor or Licensee, as the case may be.

   8.04 Entire Agreement. This Agreement, the Exhibits hereto and any confidentiality agreement and subdistribution agreement, constitute the entire agreement between the parties with respect to the subject matter hereof and may not be altered or modified except by an agreement in writing referring to this agreement and signed by the parties hereto. Grantor and the Licensee agree that this agreement supersedes all prior agreements written or oral.

   8.05 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all of which together shall constitute but one and the same instrument.

   8.06 No Waiver. No failure or delay by any party hereto in exercising any right, in whole or in part, power or privilege hereunder shall operate as a waiver thereof.

   8.07 Amendment. This Agreement may not be amended or modified except by an instrument in writing signed on behalf of the parties thereto specifically referencing this Agreement.

   8.08 Severability. Any provisions hereof prohibited by or unlawful or unenforceable under any applicable law of any jurisdiction shall be ineffective as to such jurisdiction, without affecting any other provision of this Agreement.

   8.09 Binding on Successors; Assignment. This Agreement is binding on, and shall inure to the benefit of the parties hereto and their respective successors, heirs and permitted assigns. This Agreement and any rights or duties hereunder may not be assigned by Licensee, whether such assignment occurs by merger, consolidation, sale, lease, other disposition of or any other business combination of Licensee, without the prior written consent of Grantor. Grantor may assign its rights hereunder to any person provided that such person, either expressly or by operation of law, assumes Grantor=s obligations hereunder. The above notwithstanding, Grantor understands that Licensee is, as of the effective date hereof, negotiating with several companies for the purpose of entering into a merger, joint venture, or marketing arrangement specifically for the purpose of marketing or financing Licensee=s efforts in marketing of the Product. Grantor agrees that as long as the requirements of this Agreement are fulfilled that Grantor will not unreasonably deny a request to allow Licensee to enter into the contemplated agreement.

   8.10 Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.


   IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives on the dates set forth beneath their respective signatures below, to be effective for all purposes as of the date first above written.


PARAGON POLARIS
STRATAGIES.COM INC.                        DAVID R. MORTENSON &
                                           ASSOCIATES



BY:_____________________                   BY:_________________

TITLE: _________________
DATE: __________________                   DATE: _____________









EXHIBIT "A"
                           TERRITORY

Geographic Area:
Exclusive Private Label License for the State of Pennsylvania for remediation of sewage and waste water, whether in septic tanks or waste water treatment facilities, exclusive of remediation of petroleum-based hydrocarbon contamination. Licensee may not make any use of Grantor=s or NWT=s marks, name, or make any reference to NW Technologies, Inc. in labeling, packaging, or advertising materials of any kind. Grantor agrees to inform by letter all existing Licensees that exclusive marketing, distributing, and production rights have been granted to the Licensee, and to upon request, furnish copies of such letters to the Licensee. Grantor agrees to exclude the above-mentioned rights from future contracts it may issue to other Licensees.
Licensees Obligations to Grantor: Licensee agrees to minimum purchase requirements as shown in Exhibit AC@.
EXHIBIT AB@
Products Included in This Agreement

The product Biocatalyst is the only product included in this Agreement subject to provisions of the Agreement.
The product Biomas in included herein only if a license to product the Product is granted to Licensee in accordance with the terms and conditions contained herein.
Prices: The initial price to Licensee for the Product Biocatalyst is $2.00 per gallon in 2,000 gallon quantities to be packaged in a bulk container furnished by Licensee. The suitability of the bulk container to receive and transport the Product is, and will remain, the responsibility of Licensee.
                          EXHIBIT "C"


                      PURCHASE OBLIGATIONS


               1ST year                $125,000.00
               2nd  Year               $175,000.00
   Notwithstanding the above, if Licensee shall have purchased the right to produce as outlined in Section 4.01 of this Agreement, Licensee shall have no purchase requirement.
EXHIBIT "D"

PAYMENT TERMS



The payment terms relating to this Agreement are cash in advance.
EXHIBIT AE@

CONFIDENTIALITY AGREEMENT
WITNESSETH:

This Agreement by and between NW Technologies, Inc., a Texas corporation with its principal offices located at 5817 Centralcrest, Houston, Harris County, Texas 77092 (herein ANWT@), David R. Mortenson & Associates, with its principal office located at P.O. Box 5034, Alvin, Brazoria County, Texas 77512 (herein AMortenson@), jointly hereinafter referred to as ADiscloser@; and Paragon Polaris Stratagies.com Inc. a Nevada corporation with principal offices at P. O. Box 5034, Alvin, Brazoria County, Texas 77512-5034 (herein ADisclosee@) is made and entered into this 2nd day of April, 1999.
    WHEREAS, NWT has developed proprietary know-how in its products marketed under the trade name "Natures' Way" and ABiocatalyst@; and other trade names from time to time, and;
    WHEREAS, NWT has proprietary rights to trade dress, trademarks, and designs for the brand name "Natures' Way", ABiocatalyst@, "The Environmental Solution", manufacturing processes and procedures, application processes and procedures, and;
    WHEREAS, NWT has entered into an exclusive marketing agreement with Mortenson to market its product Biocatalyst under his own brand names, including among others, OxyMax, O-Max, O2Max, Oxy-Ice, O-Gel, O2Gel for agricultural use;
    NOW THEREFORE, in consideration of the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Discloser and Disclosee agree as follows:
    1.0 ANALYSIS OF SAMPLES OR PRODUCT: Parties hereto
agree that Disclosee will not analyze (chemically or otherwise) or cause to be analyzed any of NWTs BioCatalyst product, except as specifically required by state or federal statute, regulation, common law, or court order. No such analysis of Biocatalyst shall be made without 10 days' advance written notice to NWT, and NWT shall be responsible for and pay for any deviation from the testing protocol that may be required by NWT.
    2.0 CONFIDENTIALITY OF INFORMATION: Parties hereto acknowledge that they will have access to confidential, specialized, and proprietary information and trade secrets of NWT not generally known to the public which are the
proprietary information of NWT.   Parties hereto agree that
the Confidential Information revealed to them is a valuable proprietary interest of NWT and that they are obligated to maintain the confidentiality of the Confidential Information so revealed. The Parties hereto agree that they will not disclose or authorize any other person to disclose, publish, disseminate or use the Confidential Information, and will treat all Confidential Information in a confidential manner. The Parties hereto acknowledge that NWT would be irreparably harmed by the unauthorized use of the Confidential Information herein referred to.
    3.0 GOVERNING LAW: This agreement and any questions concerning its validity, construction and performance shall be governed by the laws of the State of Texas, U.S.A., with venue in Harris County, Texas.
    4.0 ENTIRE AGREEMENT: This agreement is the entire agreement between the parties with respect to the subject matter hereof and may not be altered or modified except by an agreement in writing signed by the parties hereto.
    5.0 NO WAIVER: No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof or the exercise of any right, power or privilege.
    6.0 AMENDMENT: This Confidentiality Agreement may not be amended or modified except by an instrument in writing signed on behalf of the parties thereto.
    7.0 SEVERABILITY: Any provisions hereof prohibited by or unlawful or unenforceable under any applicable law of any jurisdiction shall be ineffective as to such jurisdiction, without affecting any other provision of this Agreement or in any other jurisdiction.
    8.0 ATTORNEYS' FEES: If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.
    IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives on the dates set forth beneath their respective signatures below, to be effective for all purposes as of the date first above written.


NW TECHNOLOGIES, INC.                 PARAGON POLARIS
                                      STRATAGIES.COM INC.

BY:                                  BY:

C. E. Kaiser, Chairman               J. P. Beehner,
President

DATE:



DAVID R. MORTENSON & ASSOCIATES

By:
      David R. Mortenson









EXHIBIT F
SHARE DISTRIBUTION SCHEDULE



Member            Address           SSN         No. of
                                                Shares
                                                to be
                                                issued

David R.          P.O. Box 5034     388-46-     200,000
Mortenson         Alvin TX 77512-   6127
                  5034

Terry Fowler      545 Teal Dr       449-86-     200,000
                  Dickinson TX      0220
                  77539

Joshua J.         808 Cemetery Rd   533-17-     200,000
Mortenson         Alvin TX 77511    4731

Laurent R.        735 International 642-22-     200,000
Barbudaux         Blvd #111         8855
                  Houston TX 77024

Marie M. Charles  P. O. Box 34830   467-19-     200,000
                  Houston TX 77034  3655

C. E. Kaiser      10220 Memorial Dr 449-30-     200,000
                  #67               8242
                  Houston TX 77024

Roy Donovan       P. O. Box 4456    439-96-     200,000
Hinton Jr.        Pasadena TX 77502 3960

James R.          7716 Windswept    466-42-     200,000
Collins, D.V.M.   Lane              8776
                  Houston TX 77063

Jock R. Collins,  7627 Skyline      466-42-     200,000
D.V.M.            Drive             8959
                  Houston TX 77063

Joshua D.         2101 Mustang Rd   604-05-     200,000
Smetzer           Apt 113           4892
                  Alvin TX 77511









                        EXHIBIT 23.1






               CONSENT OF INDEPENDENT AUDITOR

                  Janet Loss, C.P.A., P.C.
                 Certified Public Accountant
                     1780 South Bellaire
                          Suite 500
                      Denver, CO 80222


The Board of Directors
PARAGON POLARIS STRATAGIES.COM INC.
404 Scott Point Drive
Salt Spring Island, BC V8K 2R2
Canada

Dear Sirs:

 This letter will authorize you to include the Audit of your company dated December 31, 1999 and the Audit Report dated March 9, 2000 in the Registration Statement currently under review with the Securities and Exchange Commission.


Yours Truly,

/S/   Janet Loss, C.P.A., P.C.
Janet Loss, C.P.A., P.C.

June 24, 2000